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TABLE OF CONTENTS PROSPECTUS SUPPLEMENT

This filing is made pursuant to Rule 424(b)(5)
under the Securities Act of 1933
in connection with Registration Statement No. 333-161192

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee

Senior Notes due 2017	$500,000,000	$35,650(1)(2)

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)
In accordance with Rule 456(b) and Rule 457(p), a portion of the unutilized registration fee in the amount of $181,496.90 that was previously calculated and paid in accordance with Rule 457(c) with respect to $4,072,949,000 aggregate initial offering price of debt securities that were previously registered pursuant to filings by the registrant on July 11, 2007 and April 28, 2008 made pursuant to Rule 424(b)(5) in connection with Registration Statement No. 333-136681, filed by the registrant on August 16, 2006, as amended on May 25, 2007, and were carried over to Registration Statement No. 333-161192 pursuant to Rule 415(a)(6) promulgated under the Securities Act of 1933 is applied to the filing fee payable pursuant to this registration statement.

This filing is made pursuant to Rule 424(b)(5)
under the Securities Act of 1933
in connection with Registration No. 333-161192

PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED AUGUST 7, 2009)

$500,000,000

8 7/8% Senior Notes due 2017

The Company:

  •
  Our primary business operation is to acquire new commercial jet aircraft from aircraft manufacturers and other parties and lease those aircraft to airlines throughout the world.

The Offering:

  •
  Use of Proceeds: We intend to use the net proceeds from this offering to repay a portion of the $3.9 billion aggregate principal amount outstanding under ILFC's secured loans from AIG Funding, Inc., and for general corporate purposes.

The Senior Notes:

  •
  Maturity: The 8 7/8% Senior Notes due 2017 will mature on September 1, 2017.

  •
  Interest Payments: The notes will pay interest in cash in arrears on March 1 and September 1 of each year, beginning on March 1, 2011.

  •
  Ranking: The notes will rank equally in right of payment with all of our existing and future unsubordinated unsecured indebtedness, and senior in right of payment to our existing and future indebtedness that by its terms is expressly subordinated to the notes. The notes will be effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the assets securing such debt. The notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries. The notes will not be guaranteed by our parent, American International Group, Inc., any of our subsidiaries or any third party. See "Description of Notes—Ranking."

  •
  Redemption: The notes are not subject to redemption prior to their stated maturity, and there is no sinking fund for the notes.

This investment involves substantial risks. See "Risk Factors" beginning on page S-7 of this prospectus supplement.

We do not intend to list the notes on any securities exchange. There is currently no public market for the notes.

	Offering Price(1)	Underwriting Discounts and Commissions	Proceeds to Us
Per Note	99.353%	1.500%	97.853%
Total	$496,765,000	$7,500,000	$489,265,000

(1)
Plus accrued interest, if any, from August 20, 2010, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The underwriters expect to deliver the notes to investors on or about August 20, 2010 only in book-entry form through the facilities of The Depository Trust Company, and its direct and indirect participants, including Euroclear Bank, S.A./N.V. and Clearstream Banking, société anonyme.

Joint Lead Book-Running Managers
BofA Merrill Lynch	Citi	J.P. Morgan

BNP PARIBAS	Credit Suisse	Goldman, Sachs & Co.	UBS Investment Bank

Co-Managers
Barclays Capital	Deutsche Bank Securities	Wells Fargo Securities

The date of this prospectus supplement is August 11, 2010

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

        We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement describes the specific details regarding this offering and the notes offered hereby. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus that we may provide to you. We have not, and the underwriters have not, authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder shall under any circumstance imply that the information in this prospectus supplement is correct as of any date subsequent to the date on the cover of this prospectus supplement or that the information contained in the accompanying prospectus is correct as of any date subsequent to the date on the cover of the accompanying prospectus.

        We are not, and the underwriters are not, making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        We expect that the delivery of the notes will be made against payment therefor on or about August 20, 2010, which will be the seventh business day following the date of pricing of the notes (such settlement cycle being herein referred to as "T+7"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade notes on the date of pricing or within three trading days thereafter will be required, by virtue of the fact that the notes initially will settle T+7, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of pricing or within three trading days thereafter should consult their advisors.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains or incorporates statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements appear in a number of places in this prospectus supplement and include statements regarding, among other matters, the state of the airline industry, our access to the capital markets, our ability to restructure leases and repossess aircraft, the structure of our leases, regulatory matters pertaining to compliance with governmental regulations and other factors affecting our financial condition or results of operations. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and "should" and variations of these words and similar expressions, are used in many cases to identify these forward-looking statements. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to vary materially from our future results, performance or achievements, or those of our industry, expressed or implied in such forward-looking statements. Such factors include, among others, general industry, economic and business conditions, which will, among other things, affect demand for aircraft, availability and creditworthiness of current and prospective lessees, lease rates, availability and cost of financing and operating expenses, governmental actions and initiatives and environmental and safety requirements, as well as the factors discussed under "Risk Factors" in this prospectus supplement. We do not intend, and undertake no obligation, to update any forward-looking information to reflect actual results or future events or circumstances.

i

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We "incorporate by reference" certain information we file with the SEC into this prospectus supplement. This means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated herein by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and filed pursuant to the Exchange Act:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (filed on March 1, 2010);

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010 (filed on May 7, 2010) and June 30, 2010 (filed on August 6, 2010); and

  •
  Our Current Reports on Form 8-K (i) dated February 3, 2010 (filed on February 5, 2010), other than Item 7.01 and the exhibits related thereto, (ii) dated March 16, 2010 (filed on March 16, 2010), (iii) dated March 17, 2010 (filed on March 17, 2010), (iv) dated March 17, 2010 (filed on March 18, 2010), (v) dated March 22, 2010 (filed on March 24, 2010), (vi) dated March 26, 2010 (filed on March 29, 2010), other than Item 7.01 and the exhibit related thereto, (vii) dated March 30, 2010 (filed on March 30, 2010), (viii) dated March 30, 2010 (filed on March 30, 2010), (ix) dated April 6, 2010 (filed on April 6, 2010), (x) dated April 13, 2010 (filed on April 15, 2010), other than Item 7.01 and the exhibit related thereto, (xi) dated April 16, 2010 (filed on April 19, 2010), other than Item 7.01 and the exhibit related thereto, and (xii) dated May 17, 2010 (filed on May 19, 2010), other than Item 7.01 and the exhibit related thereto.

        All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the issue date of the notes shall be deemed incorporated by reference (except that, unless otherwise indicated in the applicable report, we are not incorporating any information furnished under Item 2.02 or Item 7.01 of Form 8-K). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Our filings are available, free of charge, on our website, www.ilfc.com, or by written request to us at the following address or by calling us at (310) 788-1999: International Lease Finance Corporation, 10250 Constellation Blvd., Suite 3400, Los Angeles, California 90067. The information on our website is not part of, or incorporated by reference into, this prospectus supplement.

ii

SUMMARY

        This summary is not complete and may not contain all of the information that may be important to you. You should read the entire prospectus supplement and the documents incorporated by reference herein carefully, including the financial data and related notes before making an investment decision. Unless stated otherwise, the discussion in this prospectus supplement of our business includes the business of International Lease Finance Corporation and its direct and indirect subsidiaries. Unless otherwise indicated or the context otherwise requires, "the Company," "we," "us," and "our" refer to International Lease Finance Corporation and its direct and indirect subsidiaries on a consolidated basis, and the term "ILFC" refers only to International Lease Finance Corporation.

Our Company

        Our primary business operation is to acquire new commercial jet aircraft from aircraft manufacturers and other parties and lease those aircraft to airlines throughout the world. We also provide management services to investors and/or owners of aircraft portfolios for a management fee. In addition to our leasing activities, we sell aircraft from our leased aircraft fleet to other leasing companies, financial services companies and airlines. We have also provided asset value guarantees and a limited number of loan guarantees to buyers of aircraft or to financial institutions for a fee. Additionally, we remarket and sell aircraft owned or managed by others for a fee.

        As of June 30, 2010, we owned 946 aircraft in our leased fleet, had four additional aircraft in the fleet classified as finance and sales-type leases and provided fleet management services for 99 aircraft. In addition, we had 55 aircraft classified as "assets held for sale" pursuant to agreements we executed during the past six months. We have contracted with The Boeing Company, or Boeing, and Airbus S.A.S., or Airbus, to buy 115 new aircraft with an estimated purchase price of $13.5 billion for delivery through 2019, the first six of which are scheduled to deliver during 2011. We are currently also considering purchasing new aircraft from airlines and leasing them back to the airlines.

        We maintain a variety of flight equipment to provide a strategic mix and balance so as to meet our customers' needs and to maximize our opportunities. To minimize the time that our aircraft are not leased to customers, we have concentrated our aircraft purchases on models of new and used aircraft which we believe will have the greatest airline demand and operational longevity. To date, we have been able to purchase aircraft on terms which have permitted us to lease our aircraft portfolio at a profit.

        We have generally financed our aircraft purchases through available cash balances, internally generated funds, including aircraft sales, and debt financings. During 2009, we were unable to issue commercial paper or unsecured debt and relied primarily on loans from AIG Funding, Inc., an affiliate of our parent, to fulfill our liquidity needs. During the six months ended June 30, 2010, we regained access to the debt markets and issued approximately $4.4 billion of secured and unsecured debt. The $4.4 billion included borrowing $326.8 million under our 2004 Export Credit Agency facility to finance five Airbus aircraft delivered during the second quarter of 2010 and re-finance five Airbus aircraft purchased in 2009, entering into new secured financing transactions aggregating $1.3 billion, and issuing $2.75 billion aggregate principal amount of unsecured senior notes in private placements.

        The airline industry is cyclical, economically sensitive and highly competitive. Our continued success is largely dependent on management's ability to develop customer relationships for leasing, sales, remarketing and fleet management services with airlines and other customers best able to maintain their economic viability and survive in the competitive environment in which they operate.

        We are incorporated in the State of California. Our principal offices are located at 10250 Constellation Blvd., Suite 3400, Los Angeles, California 90067. Our telephone number, facsimile number and website address are (310) 788-1999, (310) 788-1990, and www.ilfc.com, respectively. The information on our website is not part of, or incorporated by reference into, this prospectus supplement.

Our Relationship with AIG

        We are an indirect wholly-owned subsidiary of American International Group, Inc., or AIG. AIG is a holding company which, through its subsidiaries, is engaged in a broad range of insurance and insurance-related activities in the United States of America and abroad. Since September 2008, AIG has been working to protect and enhance the value of its key businesses, execute an orderly asset disposition plan, and position itself for the future. AIG has entered into several important transactions and relationships with the Federal Reserve Bank of New York, or FRBNY, the AIG Credit Facility Trust and the United States Department of Treasury. As a result of these arrangements, AIG is controlled by the AIG Credit Facility Trust, which was established for the sole benefit of the United States Treasury to hold the approximately 77.9% equity interest in AIG that was issued in connection with the credit facility extended to AIG. Based on our level of increased liquidity and expected future sources of funding, including future cash flows from operations, AIG believes that we will be able to meet our existing obligations as they become due for at least the next twelve months solely from our own future cash flows. Therefore, while AIG has acknowledged its intent to support us through February 28, 2011, at the current time AIG believes that any further extension of such support will not be necessary. See "Part I. Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations—Our Relationship with AIG" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which is incorporated by reference into this prospectus supplement.

Recent Developments

        We have entered into an agreement to issue and sell, subject to certain conditions, $1.35 billion of senior secured notes due 2014, $1.275 billion of senior secured notes due 2016, and $1.275 billion of senior secured notes due 2018, which we collectively refer to in this prospectus supplement as the New Senior Secured Notes. We intend to use the net proceeds from the issuance of the New Senior Secured Notes to repay our $3.9 billion secured loans with AIG Funding. We intend to issue the New Senior Secured Notes at the same time as the notes offered hereby. The closing of the New Senior Secured Notes placement is subject to customary closing conditions and may not occur at the contemplated time or at all. The offering of notes pursuant to this prospectus supplement and the accompanying prospectus is not contingent on the closing of the private placement of the New Senior Secured Notes and the completion of the offering of the New Senior Secured Notes is not a condition to the issuance of the notes offered hereby. See "Description of Other Indebtedness—New Senior Secured Notes."

The Offering

        The following is a brief summary of some of the terms of the notes. For a more complete description of the terms of the notes, see "Description of Notes" in this prospectus supplement.

Issuer	International Lease Finance Corporation.
Notes Offered	$500,000,000 aggregate principal amount of 8 7/8% senior notes due 2017 (the "notes").
Interest Payment	March 1 and September 1 of each year after the date of issuance of the notes, beginning on March 1, 2011.
Maturity	The notes will mature on September 1, 2017.
Ranking

The notes will rank equally in right of payment with all existing and future unsubordinated unsecured indebtedness of ILFC, and senior in right of payment to existing and future indebtedness of ILFC that by its terms is expressly subordinated to the notes. The notes will be effectively subordinated to any secured indebtedness of ILFC to the extent of the value of the assets securing such debt. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. The notes will not be guaranteed by our parent, any of our subsidiaries or any third party. As of June 30, 2010, the total liabilities of our subsidiaries totaled approximately $4.0 billion, which includes $3.7 billion in secured debt and excludes intercompany liabilities. As of June 30, 2010, we had approximately $10.6 billion (including $3.9 billion to AIG Funding) in aggregate principal amount of consolidated secured debt outstanding. We have entered into an agreement to issue and sell, subject to certain conditions, $3.9 billion of New Senior Secured Notes, all of which will rank effectively senior to the notes offered hereby to the extent of the collateral securing such debt. See "Description of Notes—Ranking." After giving effect to the net proceeds from this offering of notes and from the expected issuance of the New Senior Secured Notes, we would have had, as of June 30, 2010, secured indebtedness of approximately $10.6 billion aggregate principal amount outstanding, including no amounts outstanding under our secured loans with AIG Funding. See "Capitalization."

Redemption	The notes are not subject to redemption prior to their stated maturity.
Sinking Fund	There is no sinking fund for the notes.
Covenants	The indenture contains covenants that, among other things, will limit the ability of ILFC and its restricted subsidiaries to:

•       incur liens on assets, subject to certain exceptions, including the ability of ILFC to incur liens to secure indebtedness for borrowed money in an amount not to exceed 12.5% of ILFC's consolidated net tangible assets;

• declare or pay dividends or acquire or retire shares of capital stock of ILFC during the pendency of certain events of default;

• designate, except in compliance with certain terms, restricted subsidiaries as non-restricted subsidiaries or to designate non-restricted subsidiaries as restricted subsidiaries; and
• in certain circumstances, make investments in or transfer assets to, non-restricted subsidiaries.

The indenture also contains covenants that, among other things, will limit the ability of ILFC to consolidate, merge, sell or otherwise dispose of all or substantially all of its assets. These covenants are subject to important exceptions and qualifications as described under "Description of Notes—Certain Covenants."

Absence of Public Market for the Notes

The notes will be a new issue of securities for which there is no market. Although the underwriters have advised us that they currently intend to make a market in the notes, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice. We do not intend to list the notes on any securities exchange. Accordingly, a liquid market for the notes may not develop or be maintained.

Delivery of the Notes

We expect that the delivery of the notes will be made against payment therefor on or about August 20, 2010, which will be the seventh business day following the date of pricing of the notes (such settlement cycle being herein referred to as "T+7").

Use of Proceeds

We intend to use the net proceeds from this offering to repay a portion of the $3.9 billion aggregate principal amount outstanding under ILFC's secured loans from AIG Funding and for general corporate purposes. See "Use of Proceeds."

Risk Factors

See "Risk Factors" and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes.

Summary Historical Financial and Other Data

        The following table sets forth our summary historical consolidated financial information derived from our: (i) audited financial statements for the years ended December 31, 2009, 2008 and 2007 and as of December 31, 2009 and 2008, which are incorporated by reference into this prospectus supplement; (ii) audited financial statements as of December 31, 2007, which are not incorporated by reference into this prospectus supplement; (iii) unaudited financial statements for the six months ended June 30, 2010 and 2009 and as of June 30, 2010, which are incorporated by reference into this prospectus supplement; and (iv) unaudited financial statements as of June 30, 2009, which are not incorporated by reference into this prospectus supplement. The unaudited financial statements reflect, in the opinion of management, all adjustments necessary for the fair presentation of the financial condition and results of operations for such periods. Operating results for the six months ended June 30, 2010 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2010 and the historical financial information presented may not be indicative of our future performance.

        The following information is only a summary and should be read in conjunction with: (i) "Part II. Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the corresponding notes in our Annual Report on Form 10-K for the year ended December 31, 2009 and (ii) "Part I. Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the corresponding notes in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, each of which are incorporated by reference into this prospectus supplement. See "Where You Can Find Available Information" and "Incorporation of Certain Information By Reference."

	Year Ended December 31,			Six Months Ended June 30,
	2009	2008	2007	2010	2009
	(audited)			(unaudited)
	(dollars in thousands)
Statement of Operations Data:
Revenues:
Rental of flight equipment	$5,275,219	$4,943,448	$4,587,611	$2,616,511	$2,560,256
Flight equipment marketing	(11,687)	46,838	30,613	(492,605)	3,140
Interest and other	58,209	98,260	111,599	21,777	37,330

	5,321,741	5,088,546	4,729,823	2,145,683	2,600,726

Expenses:
Interest	1,365,490	1,576,664	1,612,886	742,574	708,607
Effect from derivatives, net of change in hedged items due to changes in foreign exchange rates	(21,450)	39,926	5,310	44,849	(4,327)
Depreciation of flight equipment	1,959,448	1,864,730	1,736,277	965,899	960,900
Provision for overhauls	346,966	264,592	290,134	222,837	143,385
Flight equipment rent	18,000	18,000	18,000	9,000	9,000
Selling, general and administrative	196,675	183,356	152,331	84,778	103,862
Other expenses	60,445	46,557	—	—	—

	3,925,574	3,993,825	3,814,938	2,069,937	1,921,427

Income before income taxes	1,396,167	1,094,721	914,885	75,746	679,299
Provision for income taxes	500,538	391,596	310,519	27,919	239,417

Net income	$895,629	$703,125	$604,366	$47,827	$439,882

	Year Ended December 31,						Six Months Ended June 30,
	2009		2008		2007		2010		2009
	(audited)						(unaudited)
	(dollars in thousands)
Balance Sheet Data (end of period):
Cash and cash equivalents, excluding restricted cash	$336,911		$2,385,948		$182,772		$2,969,395		$997,456
Flight equipment under operating leases, less accumulated depreciation	43,929,801		43,220,139		41,797,660		40,812,894		44,542,343
Total assets	45,967,042		47,315,514		44,830,590		47,739,482		47,261,942
Total debt, including current portion	29,711,739		32,476,668		30,451,279		31,423,950		31,736,660
Shareholders' equity	8,550,176		7,625,213		7,028,779		8,658,340		8,053,753
Other Financial Data:
EBITDA(1)	$4,699,655		$4,576,041		$4,269,358		$1,829,068		$2,344,479
Total debt to EBITDA(1)	6.3	x	7.1	x	7.1	x	n/a		n/a
Total debt to shareholders' equity	3.5	x	4.3	x	4.3	x	3.6	x	3.9	x
EBITDA to interest expense(1)	3.4	x	2.9	x	2.6	x	2.6	x	3.3	x
Acquisition of flight equipment under operating leases	$2,577,410		$3,236,848		$4,705,376		$219,450		$2,058,544
Ratio of earnings to fixed charges and preferred stock dividends(2)	2.00	x	1.66	x	1.52	x	1.10	x	1.93	x
Other Data:
Aircraft lease portfolio at period end
Owned	993		955		900		946		992
Subject to finance and sales-type leases	11		9		9		4		8
Aircraft sold or remarketed during the period	9		11		9		3		2

(1)
EBITDA is defined as net income plus (i) interest, (ii) provision for income taxes, (iii) depreciation of flight equipment and (iv) effect from derivatives, net of change in hedged items due to changes in foreign exchange rates. EBITDA is not defined under GAAP and may not be comparable to similarly titled measures reported by other companies. We have presented EBITDA as a measure of our operating performance because it helps management and investors to evaluate and meaningfully compare our performance from period to period on a consistent basis by removing from our operating results the impact of our outstanding indebtedness and the financial impact of non-cash items such as depreciation of flight equipment. We are providing these supplemental, non-GAAP financial measures to investors to enable them to perform additional financial analysis. Management believes that these are important measures in the evaluation of our results of operations. Investors should consider EBITDA in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Our EBITDA presentation may be different than EBITDA presented by other companies. EBITDA has limitations as a measure of operating performance in that it does not include the interest expense on our debts, our provision for income taxes, the effect of our expenditures for capital assets and the effect from our derivatives.

The following table reconciles EBITDA to the most directly comparable GAAP measure, net income:

	Years Ended December 31,			Six Months Ended June 30,
	2009	2008	2007	2010	2009
	(audited)			(unaudited)
	(dollars in thousands)
Net income	$895,629	$703,125	$604,366	$47,827	$439,882
Provision for income taxes	500,538	391,596	310,519	27,919	239,417
Interest	1,365,490	1,576,664	1,612,886	742,574	708,607
Depreciation of flight equipment	1,959,448	1,864,730	1,736,277	965,899	960,900
Effect from derivatives, net of change in hedged items due to changes in foreign exchange rates	(21,450)	39,926	5,310	44,849	(4,327)

EBITDA	$4,699,655	$4,576,041	$4,269,358	$1,829,068	$2,344,479

(2)
Earnings consist of net income before income taxes and fixed charges, adjusted to exclude capitalized interest. Fixed charges consist of interest, whether expensed or capitalized, and interest factor of rents. Preferred stock dividends include the amount of pre-tax earnings required to pay the dividends on outstanding preferred stock.

RISK FACTORS

        Before you decide to invest in the notes, you should be aware that an investment in the notes involves various risks and uncertainties, including those described below, that could have a material adverse effect on our business, financial position, results of operations, cash flows or prospects. We urge you to consider carefully the risk factors described below, together with all of the other information included in, and incorporated by reference into, this prospectus supplement before you decide to invest in the notes. The risks and uncertainties described below and incorporated by reference into this prospectus supplement are not the only ones related to our business, the notes or the offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business, financial position, results of operations, cash flows or prospects. The trading price of the notes could decline due to the materialization of any of these risks and uncertainties and you may lose all or part of your investment.

Risks Relating to our Indebtedness and the Notes

Our substantial level of indebtedness could adversely affect our ability to generate sufficient cash to fulfill our obligations under the notes, our ability to react to changes affecting our business and our ability to incur additional indebtedness to fund future needs.

        The aircraft leasing business is capital intensive and we have a substantial amount of indebtedness, which requires significant interest and principal payments. As of June 30, 2010, we had approximately $31.4 billion in principal amount of indebtedness outstanding which includes $10.6 billion of secured indebtedness. After giving effect to the net proceeds from this offering of notes and from the expected issuance of the New Senior Secured Notes, we would have had, as of June 30, 2010, secured indebtedness of approximately $10.6 billion aggregate principal amount outstanding, including no amounts outstanding under our secured loans with AIG Funding. See "Capitalization."

        Our substantial level of indebtedness could have important consequences to holders of the notes, including the following:

  •
  making it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes;

  •
  requiring us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing funds available for other purposes, including acquiring new aircraft and exploring business opportunities;

  •
  increasing our vulnerability to adverse economic and industry conditions;

  •
  limiting our flexibility in planning for, or reacting to, changes in our business and industry; and

  •
  limiting our ability to borrow additional funds or refinance our existing indebtedness.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes.

        Our ability to make scheduled payments of principal and interest on the notes and to satisfy our obligations in respect of our other indebtedness will depend on, among other things, our future financial and operating performance and our ability to borrow. Prevailing economic and credit market conditions (including interest rates), and financial, business and other factors, many of which are beyond our control, will affect our future operating performance. We may be unable to generate sufficient cash flows from operations, or obtain future borrowings in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs.

        We have a significant amount of indebtedness maturing in 2010 and 2011, with approximately $4.5 billion (as of June 30, 2010, excluding deferred debt discount) maturing in 2010, and approximately $5.3 billion (as of June 30, 2010, excluding deferred debt discount) maturing in 2011. See "Part I. Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations—Debt Financings—Existing Commitments" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. We may need to obtain new financing and/or refinance all or a portion of our indebtedness on or before maturity. If we are unable to obtain such financing or refinance our indebtedness on a timely basis, we might be forced to seek alternate forms of financing, dispose of certain assets or minimize capital expenditures and other investments. None of these alternatives may be available to us, if at all, on satisfactory terms, on terms that would not be disadvantageous to holders of the notes, or on terms that would not require us to breach the terms and conditions of our existing or future debt agreements, including the notes.

        Although we have entered into an agreement to issue and sell, subject to certain conditions, $3.9 billion in New Senior Secured Notes, we may not complete the placement of the New Senior Secured Notes on the anticipated terms summarized in this prospectus supplement or at all.

The notes will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

        Upon issuance, the notes will not be secured by any of our assets. As a result, our existing and future secured indebtedness will rank effectively senior to the notes to the extent of the value of the assets securing such indebtedness. As of June 30, 2010, we had approximately $10.6 billion in aggregate principal amount of secured indebtedness outstanding. Although we anticipate completing the placement of the New Senior Secured Notes in an aggregate principal amount of $3.9 billion, we intend to use the net proceeds from the New Senior Secured Notes to repay a portion of our secured loans with AIG Funding, which will not result in a material change to our total secured indebtedness. After giving effect to the net proceeds from this offering of notes and from the expected issuance of the New Senior Secured Notes, we would have had, as of June 30, 2010, secured indebtedness of approximately $10.6 billion aggregate principal amount outstanding, including no amounts outstanding under our secured loans with AIG Funding. See "Capitalization."

        If we default under any of our existing or future secured indebtedness, the holders of such indebtedness could declare all of the funds borrowed thereunder, together with accrued and unpaid interest, immediately due and payable. If we are unable to repay such indebtedness, the holders of such indebtedness could foreclose on the pledged assets to the exclusion of the holders of the notes, even if an event of default exists under the indenture governing the notes at such time. In any such event, because the notes will not be secured by any of our assets, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims in full. In addition, in the event of any distribution or payment of our assets in any foreclosure, liquidation, reorganization or other bankruptcy proceeding, our secured creditors will have a superior claim to their collateral.

        The notes contain a covenant that provides, subject to certain exceptions, that we must secure the notes equally and ratably with certain other secured indebtedness that we or our restricted subsidiaries issue, assume or guarantee in the event that we issue, assume or guarantee secured indebtedness that exceeds 12.5% of the consolidated net tangible assets, as defined in the indenture, of ILFC as shown on the audited consolidated financial statements of ILFC as of the end of the fiscal year preceding the date of determination. If this covenant is triggered, we would be obligated to secure the notes equally and ratably with such other secured indebtedness. As equally and ratably secured parties, holders of the notes would no longer be effectively subordinated to the other equally and ratably secured holders. However, the value of the collateral securing our obligations to the holders of the notes and our obligations to the other secured holders could be insufficient to repay the holders of the notes and the other secured holders in full. To the extent of any insufficiency in the value of such collateral, holders of the notes would have unsecured claims ranking equably and ratably with unsecured creditors. In addition, it may be possible, subject to receipt of required consents from AIG Funding, the FRBNY, and the lenders under our bank loans, for us to obtain secured financing without regard to this 12.5% consolidated net tangible asset limit (but subject to certain other limitations) by doing so through subsidiaries that qualify as non-restricted subsidiaries under our public debt indentures and the indenture for the notes. We would need to seek relief from our bank lenders with regard to the 12.5% limitation. We cannot predict whether the banks, AIG Funding, or the FRBNY would consent to us incurring additional secured debt. See "—Risks Relating to Our Business—We require a significant amount of cash to make planned capital expenditures and we may be unable to meet our debt and other obligations as they become due," and "Description of Notes—Certain Covenants—Restrictions on Liens."

Despite our current indebtedness levels, the notes and the indenture governing the notes do not restrict our ability to incur additional unsecured debt, to incur additional secured indebtedness provided we meet certain conditions, or to take other actions that could negatively impact holders of the notes.

        The notes and the indenture governing the notes do not restrict our ability to incur additional unsecured indebtedness. In addition, the notes and the indenture governing the notes allow us to incur secured indebtedness in an amount not to exceed 12.5% of our consolidated net tangible assets, as defined in the indenture. We may also incur secured indebtedness without regard to the 12.5% consolidated net tangible asset limit (but subject to certain other limitations) by doing so through subsidiaries that qualify as non-restricted subsidiaries.

        If we issue other debt in the future, our debt service obligations will increase. The more leveraged we become, the more we, and in turn holders of our notes, will be exposed to certain risks described above under "—Our substantial level of indebtedness could adversely affect our ability to generate sufficient cash to fulfill our obligations under the notes, our ability to react to changes affecting our business and our ability to incur additional indebtedness to fund future needs."

        In addition, the notes and the indenture governing the notes do not require us to achieve or maintain any minimum financial results or ratios with respect to our results of operations or financial position, or restrict us from repurchasing any indebtedness, including subordinated indebtedness, or, subject to certain exceptions, limit our ability to make investments in or transfer assets, including aircraft, to non-restricted subsidiaries.

        Our ability to incur additional indebtedness and take a number of other actions that are not limited by the terms of the notes or the indenture governing the notes could have the effect of diminishing our ability to make payments on the notes when due.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

        Any default under the agreements governing our other indebtedness that is not waived by the required holders of such indebtedness, and the remedies sought by the holders of such indebtedness, could leave us unable to pay principal or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal or interest on such indebtedness, or if we otherwise fail to comply with the applicable covenants, including financial and operating covenants, in the agreements governing our other indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be immediately due and payable, together with accrued and unpaid interest, which in turn could trigger cross defaults under other agreements governing our indebtedness. We may not have, and may not be able to obtain, sufficient funds to pay any accelerated amounts, and we could be forced into bankruptcy or liquidation.

The agreements governing certain of our other indebtedness contain restrictions and limitations that could significantly affect our ability to operate our business and therefore could adversely affect our business, financial position, results of operations, cash flows or prospects and adversely affect you, as a holder of the notes.

        The agreements governing certain of our other indebtedness contain covenants that restrict, among other things, our ability to:

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  incur debt;

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  encumber our assets;

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  dispose of certain assets;

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  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

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  enter into sale-leaseback transactions;

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  make equity or debt investments in other parties;

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  enter into transactions with affiliates;

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  make capital expenditures;

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  designate our subsidiaries as non-restricted subsidiaries; and

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  pay dividends and distributions.

These covenants may affect our ability to operate and finance our business as we deem appropriate.

The notes will not be subject to redemption or repurchase upon a change of control.

        The notes will not be subject to redemption or repurchase upon a change of control. If we undergo a change of control, our new controlling shareholders may cause our business to be operated in a different manner and may take our business in new and different directions. In addition, the terms of the instruments governing certain of our other indebtedness, including our bank term loans and revolving credit agreements, provide that a change of control is a default that could potentially trigger an acceleration of the requirement to repay such indebtedness, which, in turn, could also result in an event of default under our other debt agreements, including the indentures governing our public debt. While such an acceleration may trigger an event of default of the notes under the "cross acceleration" event of default provisions of the indenture, you will not have the ability to have your notes redeemed or repurchased solely because there is a change in control.

Claims of holders of the notes will be structurally subordinate to claims of creditors of our subsidiaries.

        The notes will be structurally subordinated to existing and future indebtedness and other liabilities, including trade payables, of our subsidiaries, none of which are guaranteeing the notes, and the claims of our subsidiaries' creditors will have priority as to their assets. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefore, whether by dividends, loans, distributions or other payments. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, these subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us.

        As of June 30, 2010, ILFC, on a stand alone basis, had approximately $40.5 billion in total assets, excluding intercompany receivables, and approximately $35.0 billion of liabilities outstanding, excluding intercompany liabilities. The assets of ILFC, on a stand-alone basis as of June 30, 2010, do not reflect aircraft that ILFC has agreed to transfer to its subsidiaries pursuant to its secured debt agreements, which transfers have not yet occurred. ILFC has agreed pursuant to its 2010 Secured Term Loan 2 and its $2.5 billion revolving credit facility to transfer aircraft to its subsidiaries with an aggregate appraised value of $3.9 billion as of April 26, 2010. In addition, if the secured loans with AIG Funding are not repaid in full, ILFC has agreed pursuant to its senior credit facilities with AIG Funding to transfer collateral to its subsidiaries with an aggregate average appraised value as of April 26, 2010 of approximately $7.2 billion plus additional temporary collateral with an aggregate average appraised value as of the same date of approximately $9.2 billion. See "Description of Other Indebtedness."

        In addition, the indenture governing the notes will not contain any limitation on the amount of liabilities that our subsidiaries may incur, nor will it limit restrictions on any subsidiary's ability to pay dividends or make other distributions to ILFC.

Your ability to transfer the notes may be limited by the absence of an active trading market, and an active trading market may not develop for the notes.

        The notes will be a new issue of securities for which there is no established public market. We do not intend to list the notes on a national securities exchange or to arrange for quotation on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes and may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you as to the development or liquidity of any trading market for the notes. The liquidity of any market for the notes will depend on a number of factors, including:

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  the number of holders of notes;

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  our operating performance and financial condition;

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  the prospects for companies in our industry generally;

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  the market for similar securities and the state of credit markets generally;

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  the interest of securities dealers in making a market in the notes; and

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  prevailing interest rates.

The market value of the notes may be subject to substantial volatility.

        Historically, the market for high-yield debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the notes may not be free from similar disruptions or that any such disruptions will not adversely affect the prices at which you may sell your notes. As has been evident in connection with the recent turmoil in global financial markets, the entire high-yield debt market can experience sudden and sharp price swings, which can be exacerbated by factors such as (i) large or sustained sales by major investors in high-yield debt, (ii) a default by a high profile issuer or (iii) simply a change in investors' psychology regarding high-yield debt.

        A real or perceived economic downturn or higher interest rates could cause a decline in the market value of the notes. Moreover, if one of the major rating agencies lowers its credit rating on us or the notes, the market value of the notes will likely decline.

        Therefore, you may be unable to sell your notes at a particular time or, in the event you are able to sell your notes, that the price that you receive when you sell will be favorable.

The credit ratings assigned to the notes may not reflect all risks of an investment in the notes.

        The credit ratings assigned to the notes will reflect the rating agencies' assessments of our ability to make payments on the notes when due. Consequently, real or anticipated changes in these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes.

Holders of the notes may not be able to determine when a conveyance, transfer or lease of ILFC's properties and assets "substantially as an entirety" has occurred for purposes of the application of the merger covenant in the indenture.

        The merger covenant in the indenture includes a phrase relating to a conveyance, transfer or lease of ILFC's properties and assets "substantially as an entirety." There is no precise established definition of the phrase "substantially as an entirety" under applicable law. Accordingly, the ability of a holder to determine when a conveyance, transfer or lease of ILFC's properties and assets "substantially as an entirety" has occurred for purposes of the application of the merger covenant in the indenture may be uncertain.

If a bankruptcy petition were filed by or against us, holders of notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the notes.

        If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

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  the original issue price for the notes; and

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  that portion of the original issue discount that does not constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code.

        Any original issue discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture governing the notes, even if sufficient funds are available.

Risks Relating to Our Business

        Our business is subject to numerous significant risks and uncertainties as described below. Many of these risks are interrelated and occur under similar business and economic conditions, and the occurrence of certain of them may in turn cause the emergence, or exacerbate the effect, of others. Such a combination could materially increase the severity of the impact on us. As a result, should certain of these risks emerge, we may need additional support from AIG or additional secured financing. Without additional support from AIG or if we fail to obtain secured financing from a third party lender, in the future there could exist doubt concerning our ability to continue as a going concern. The numerous risks and uncertainties to which our business is subject are described below and in the sections titled "Part II. Item 7A. Quantitative and Qualitative Disclosures About Market Risk" in our Annual Report on Form 10-K for the year ended December 31, 2009 and "Part I. Financial Information—Item 3. Quantitative and Quality Disclosures about Market Risk" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

We will require a significant amount of cash to make planned capital expenditures and we may be unable to meet our debt and other obligations as they become due.

        We have generally financed our aircraft purchases through available cash balances, internally generated funds, including aircraft sales, and debt financings. During 2009, we were unable to issue commercial paper or unsecured debt and relied primarily on loans from AIG Funding, an affiliate of our parent, to fulfill our liquidity needs. The loans are secured by a portfolio of aircraft and other assets related to the pledged aircraft. In the first half of 2010, we regained access to debt markets, to which we had limited access throughout 2009, and issued secured and unsecured debt aggregating approximately $4.4 billion to support our liquidity needs in excess of our operating cash flows. The $4.4 billion included borrowing $326.8 million under our 2004 ECA facility to finance five Airbus aircraft and to re-finance five Airbus aircraft purchased in 2009, entering into new secured financing transactions aggregating $1.3 billion, and issuing $2.75 billion aggregate principal amount of unsecured senior notes in private placements. Of the $1.3 billion of secured financings, $501 million was restricted from use in our operations at June 30, 2010, and becomes available to us as we transfer collateral to certain subsidiaries we created to hold the aircraft serving as collateral. At August 5, 2010, $74.2 million of the $501 million had become available to us.

        At June 30, 2010, the maximum amount available under our revolving credit facilities was outstanding. At June 30, 2010, we had approximately $3.9 billion of cash and cash equivalents, $383 million of which was restricted under our ECA facilities and $501 million of which becomes available to us as we transfer collateral, as described above. See Note D of Notes to Condensed, Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

        Under our existing public debt indentures and certain of our bank loans, as of June 30, 2010, we and our subsidiaries were restricted from incurring secured indebtedness in excess of 12.5% of consolidated net tangible assets, as defined in our debt agreements. At June 30, 2010, we had minimal capacity under this limit, which was approximately $5 billion. In April 2010, subject to the completion of certain collateralization requirements, we amended our bank facilities to increase our capacity to enter into secured financings up to 35% of consolidated net tangible assets, as defined in the debt agreements, currently approximately $15 billion, provided that we must use the proceeds from certain additional secured indebtedness to prepay the obligations under our revolving credit facility due in October 2010 and one of our term loans maturing in 2011. Prior to the completion of the collateralization requirements, we can incur secured indebtedness in excess of the 12.5% limit under our bank facilities, provided we use the proceeds to prepay the obligations under our revolving credit facility due in October 2010 and one of our term loans maturing in 2011. Under our indentures we may, subject to receipt of any required consents under the FRBNY Credit Agreement and our bank facilities and term loans, be able to obtain secured financings without regard to the 12.5% consolidated net tangible asset limit referred to above (but subject to certain other limitations) by doing so through subsidiaries that qualify as non-restricted under our public debt indentures.

        In the six months ended June 30, 2010, we agreed to sell 59 aircraft. One sale was completed during the period and 55 of the aircraft were classified as Flight equipment held for sale. Proceeds from the sales will aggregate approximately $2.1 billion. The proceeds are receivable upon the completion of each individual sale, and we expect most of the sales to be consummated during the remainder of 2010. As of August 5, 2010, we had completed four sales generating proceeds of $108.9 million.

        We are currently pursuing additional potential aircraft sales and we have presented proposed portfolios to potential buyers. In evaluating these potential sales, we are balancing the need for funds with the long-term value of holding aircraft and long-term prospects for us. Significant uncertainties exist as to the aircraft comprising any actual sale portfolio, the sale price of any such portfolio, and whether we could reach an agreement with terms acceptable to all parties. Furthermore, if an agreement is reached, the transaction would have to be approved by the FRBNY. Therefore, we cannot predict whether an additional sale of aircraft will occur. Because the current market for aircraft is depressed due to the economic downturn and limited availability of buyer financing, a sale would likely result in a realized loss. Based on the range of potential aircraft portfolio sales currently being explored, the potential for impairment or realized loss could be material to the results of operations for an individual period. The amount of potential loss would be dependent upon the specific aircraft sold, the sale price, the sale date and any other sale contingencies.

        We have no new aircraft scheduled to deliver during the remainder of 2010 and six new aircraft are scheduled to deliver during 2011. We expect to finance the aircraft scheduled for delivery in 2011 partly from cash generated from operations and partly by incurring additional debt.

        We may not continue to have access to the secured or unsecured debt markets in the future or that we will be able to sell additional aircraft. We believe that our cash on hand, cash flows generated from operations, which include aircraft sales, together with the cash generated from the above-mentioned financing arrangements are sufficient for us to operate our business and repay our maturing debt obligations for the next twelve months. If we are unable to raise sufficient cash, we may be unable to meet our debt obligations as they become due. Further, we may be unable to meet our aircraft purchase commitments as they become due, which could expose us to breach of contract claims by our lessees and manufacturers.

        In addition, based on our level of increased liquidity and expected future sources of funding, including future cash flows from operations, AIG now expects that we will be able to meet our existing obligations as they become due for at least the next twelve months solely from our future cash flows from operations, potential debt issuances and aircraft sales. Therefore, while AIG has acknowledged its intent to support us through February 28, 2011, at the current time AIG believes that any further extension of such support will not be necessary. Pursuant to the financing contemplated by this offering and the New Senior Secured Notes, we intend to repay the outstanding amount of approximately $3.9 billion under our term loans from AIG Funding.

Our ability to access debt markets and other financing sources and our cost of financing is, in part, dependent on our credit ratings, and we have experienced multiple downgrades in our credit ratings since September 2008.

        Our ability to access debt markets and other financing sources is, in part, dependent on our credit ratings. In addition to affecting the availability of financing, credit ratings also directly affect our cost of financing. Since September 2008, we have experienced multiple downgrades in our credit ratings by the three major nationally recognized statistical rating organizations. These credit rating downgrades, combined with externally generated volatility, have limited our ability to access debt markets and resulted in unattractive funding costs. Further ratings downgrades could increase our borrowing costs and further limit our access to the unsecured debt markets.

        Additionally, our current long-term debt ratings impose the following restrictions under our 1999 and 2004 Export Credit Agency ("ECA") facilities: (i) we must segregate all security deposits, maintenance reserves and rental payments related to the aircraft financed under our 1999 and 2004 ECA facilities into separate accounts controlled by the security trustees (segregated rental payments are used to make scheduled principal and interest payments on the outstanding debt); and (ii) we must file individual mortgages on the aircraft funded under both the 1999 and 2004 ECA facilities in the local jurisdictions in which the respective aircraft are registered. At June 30, 2010, we had segregated security deposits, maintenance reserves and rental payments aggregating approximately $383 million related to aircraft funded under the 1999 and 2004 ECA facilities.

Our cost of borrowing can have a material impact on our net income and results of operations.

        We are impacted by fluctuations in interest rates. Our lease rates are generally fixed over the life of the lease. Changes, both increases and decreases, in our cost of borrowing, as reflected in our composite interest rate, directly impact our net income. We manage the interest rate volatility and uncertainty by maintaining a balance between fixed and floating rate debt, through derivative instruments and through matching debt maturities with lease maturities.

        Our cost of borrowing for new financings is increasing due to our long-term debt ratings. The interest rates that we obtain on our debt financing are a result of several components, including credit spreads, swap spreads, duration, and new issue premiums. These are all in addition to the underlying Treasury or LIBOR rates, as applicable. Volatility in our perceived risk of default, our parent's risk of default, or in our market sector's risk of default all have an impact on our cost of funds. A one percent increase in our composite interest rate at June 30, 2010 would have increased our interest expense by approximately $300 million annually, which would put downward pressure on our operating margins.

Our relationship with AIG may affect our ability to operate and finance our business as we deem appropriate and changes with respect to AIG could negatively impact us.

        We are an indirect wholly-owned subsidiary of AIG. Although neither AIG nor any of its subsidiaries is a co-obligor or guarantor of our debt securities (including the notes), circumstances affecting AIG have an impact on us and we can give no assurance how further changes in circumstances related to AIG may impact us. For example, AIG Financial Products Corp., a wholly-owned subsidiary of AIG with an explicit guarantee from AIG, is the counterparty of all our interest rate swaps and foreign currency swaps. If our counterparty is unable to meet its obligations under the derivative contracts, it would have a material impact on our financial results and cash flows.

        In connection with the preparation of its quarterly report on Form 10-Q for the quarter ended June 30, 2010, AIG management assessed whether AIG has the ability to continue as a going concern. Based on the U.S. government's continuing commitment, the already completed transactions with the FRBNY, AIG management's plans and progress made to stabilize its businesses and dispose of certain of its assets, and after consideration of the risks and uncertainties of such plans, AIG management indicated in the AIG quarterly report on Form 10-Q for the quarter ended June 30, 2010, that it believes that it will have adequate liquidity to finance and operate its businesses, execute its asset disposition plan, and repay its obligations for at least the next twelve months. It is possible that the actual outcome of one or more of AIG management's plans could be materially different, or that one or more of AIG management's significant judgments or estimates about the potential effects of these risks and uncertainties could prove to be materially incorrect, or that the transactions with the FRBNY discussed in AIG's Form 10-Q fail to achieve their desired objectives. If one or more of these possible outcomes is realized and financing is not available, AIG may need additional U.S. government support to meet its obligations as they come due. If AIG is not able to continue as a going concern it will have a significant impact on our operations, including limiting our ability to issue new debt.

The loss of key personnel could adversely affect our reputation and relationships with lessees and sellers of aircraft which are a critical element of our business.

        Our senior management's reputation and relationships with lessees and sellers of aircraft are a critical element of our business. The reduction in AIG's common stock price has dramatically reduced the value of equity awards previously made to our key employees. Furthermore, the American Recovery and Reinvestment Act of 2009 imposed restrictions on bonus and other incentive compensation payable to certain AIG employees. Presently, we have one employee, our Vice Chairman and President, who is subject to these restrictions. Historically we have embraced a pay-for-performance philosophy. Based on the limitations placed on incentive compensation, it is unclear whether, for the foreseeable future, we will be able to create a compensation structure that permits us to retain and motivate our most highly compensated employees and other high performing employees who may become subject to the limitations. We also stand the risk of our key employees exploring other career opportunities. On February 5, 2010, Steven F. Udvar-Hazy retired as a director and our Chief Executive Officer, and John L. Plueger, our President and Chief Operating Officer, was named Acting Chief Executive Officer. On March 26, 2010, Mr. Plueger retired as our director, acting Chief Executive Officer, President and Chief Operating Officer. On May 18, 2010, Henri Courpron, formerly the President of the Seabury Group, an advisory and investment banking firm in aviation and aerospace based in New York and Toulouse, France, and a former executive at Airbus, was named Chief Executive Officer. Alan H. Lund, previously our Vice Chairman and Chief Financial Officer, was named Vice Chairman and President, and Frederick S. Cromer, previously our Senior Vice President—Finance, succeeded Mr. Lund as our Chief Financial Officer. Julie I. Sackman, our Executive Vice President, General Counsel and Secretary, retired effective May 1, 2010, and Brian M. Monkarsh, formerly our Senior Vice President and Assistant General Counsel, succeeded Ms. Sackman as Senior Vice President, General Counsel and Secretary. The significant restrictions and limitations on compensation imposed on us may adversely affect our ability to attract new talent and to retain and motivate our existing highest performing employees. If we are unable to retain and motivate our key employees, it could negatively impact our ability to conduct business.

Risks affecting the airline industry that adversely affect our customers generally adversely affect us.

        We operate as a supplier and financier to airlines. The risks affecting our airline customers are generally out of our control and impact our customers to varying degrees. As a result, we are indirectly impacted by all the risks facing airlines today. Our ability to succeed is dependent upon the financial strength of our customers. Their ability to compete effectively in the market place and manage these risks has a direct impact on us. These risks include:

• Demand for air travel;	• Geopolitical events;
• Competition between carriers;	• Security, terrorism and war;
• Fuel prices and availability;	• Worldwide health concerns;
• Labor costs and stoppages;	• Equity and borrowing capacity;
• Maintenance costs;	• Environmental concerns;
• Employee labor contracts;	• Government regulation;
• Air traffic control infrastructure constraints;	• Interest rates;
• Airport access;	• Overcapacity; and
• Insurance costs and coverage;	• Natural disaster.
• Heavy reliance on automated systems;

        To the extent that our customers are affected by these risk factors, we may experience:

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  lower demand for the aircraft in our fleet and reduced market lease rates and lease margins;

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  a higher incidence of lessee defaults, lease restructurings and repossessions affecting net income due to maintenance, consulting and legal costs associated with the repossessions, as well as lost revenue for the time the aircraft are off lease and possibly lower lease rates from the new lessees;

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  a higher incidence of situations where we engage in restructuring lease rates for our troubled customers which reduces overall lease revenue;

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  an inability to immediately place new and used aircraft on commercially acceptable terms when they become available through our purchase commitments and regular lease terminations, resulting in lower lease margins due to aircraft not earning revenue and resulting in payments for storage, insurance and maintenance; and

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  a loss if our aircraft is damaged or destroyed by an event specifically excluded from the insurance policy such as dirty bombs, bio-hazardous materials and electromagnetic pulsing.

Our business is adversely affected by lessee non-performance.

        Our business depends on the ability of our airline customers to meet their obligations to us and if their ability materially decreases, it may negatively affect our business, financial condition, results of operations and cash flows, as discussed above under "—Risks affecting the airline industry that adversely affect our customers generally adversely affect us."

        In addition, the standards of maintenance observed by lessees and the condition of aircraft at the time of sale or lease may affect the appraised and liquidation values in addition to the rental rates of the aircraft. Under each of our leases, the lessee is primarily responsible for maintaining the aircraft and complying with all governmental requirements applicable to the lessee and to the aircraft, including operational, maintenance, and registration requirements and airworthiness directives. A lessee's failure to perform required maintenance during the term of a lease could result in a diminution in the appraised or liquidation value of an aircraft, an inability to lease the aircraft at favorable rates or at all, or a potential grounding of the aircraft, and would likely require us to incur maintenance and modification costs upon the expiration or earlier termination of the lease to restore the aircraft to an acceptable condition prior to sale or re-leasing. In addition, even if we perform maintenance or modification of the aircraft, the value of the aircraft may still deteriorate. As a result, it is possible that upon a liquidation, there will be fewer proceeds. The incurrence of these costs could also have an adverse effect on our ability to make payments on our debt obligations, including the notes offered herein, because our maintenance obligations are a required expense that are usually secured by statutory or consensual liens on the subject assets that ranks senior to all payments on our debt obligations, including the notes offered herein.

        We manage lessee non-performance risk by obtaining security deposits and overhaul rentals as well as continuous monitoring of lessee performance and outlook.

We depend on the success of Boeing and Airbus in remaining financially stable, producing aircraft and related components that meet the airlines' demands, and fulfilling their contractual obligations to us.

        The supply of jet transport aircraft, which we purchase and lease, is dominated by two airframe manufacturers, Boeing and Airbus, and a limited number of engine manufacturers. As a result, we are dependent on the manufacturers' success in remaining financially stable, producing aircraft and related components that meet the airlines' demands, in both type and quantity, and fulfilling their contractual obligations to us. Further, competition between the manufacturers for market share is intense and may lead to instances of deep discounting for certain aircraft types and may negatively impact our competitive pricing. Should the manufacturers fail to respond appropriately to changes in the market environment or fail to fulfill their contractual obligations, we may experience:

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  missed or late delivery of aircraft ordered by us and an inability to meet our contractual obligations to our customers, resulting in lost or delayed revenues, lower growth rates and strained customer relationships;

  •
  an inability to acquire aircraft and related components on terms which will allow us to lease those aircraft to customers at a profit, resulting in lower growth rates or a contraction in our fleet;

  •
  a marketplace with too many aircraft available, creating downward pressure on demand for the aircraft in our fleet and reduced market lease rates;

  •
  poor customer support from the manufacturers of aircraft and components resulting in reduced demand for a particular manufacturer's product, creating downward pressure on demand for those aircraft in our fleet and reduced market lease rates for those aircraft; and

  •
  reduction in our competitiveness due to deep discounting by the manufacturers, which may lead to reduced market lease rates and may impact our ability to remarket or sell aircraft in our fleet.

        For example, we have ordered 74 787 aircraft from Boeing, with the first aircraft currently scheduled to deliver in July 2012. The contracted delivery dates were originally scheduled from January 2010 through 2017, but Boeing has experienced delays in the production of the 787s. We have signed contracts for 29 of the 74 787s on order. The leases we have signed with our customers and our purchase agreements with Boeing are both subject to cancellation clauses related to delays in delivery dates, though as of June 30, 2010, there have been no cancellations by any party. We are in discussions with Boeing related to revisions to the delivery schedule and potential delay compensation and penalties for which we may be eligible. Under the terms of our 787 leases, particular lessees may be entitled to share in any compensation that we receive from Boeing for late delivery of the aircraft.

We bear the risk of re-leasing or selling aircraft that are subject to operating leases at the end of their lease terms.

        We bear the risk of re-leasing or selling the aircraft in our fleet that are subject to operating leases at the end of their lease terms. Operating leases bear a greater risk of realization of residual values, because only a portion of the equipment's value is covered by contractual cash flows at lease inception. In addition to factors linked to the aviation industry in general, other factors that may affect the value and lease rates of our aircraft include (i) maintenance and operating history of the airframe and engines; (ii) the number of operators using the particular type of aircraft; and (iii) aircraft age. If both demand for aircraft and market lease rates decrease and the conditions continue for an extended period, they could affect the market value of aircraft in our fleet and may result in impairment charges. See "Part II. Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Flight Equipment" in our Annual Report on Form 10-K for the year ended December 31, 2009. Further deterioration of aircraft values may also create losses related to our aircraft asset value guarantees.

Aircraft in our fleet that become obsolete will be more difficult to re-lease or sell, which could result in declining lease rates, impairment charges and losses to aircraft asset value guarantees.

        Aircraft are long-lived assets requiring long lead times to develop and manufacture. As a result, aircraft of a particular model and type tend to become obsolete and less in demand over time, when newer more advanced and efficient aircraft are manufactured. This life cycle, however, can be shortened by world events, government regulation or customer preferences. As aircraft in our fleet approach obsolescence, demand for that particular model and type will decrease. This may result in declining lease rates, impairment charges, or losses related to aircraft asset value guarantees.

We may be impacted by legislation relating to climate change controls and greenhouse gas emissions.

        Aircraft emissions of greenhouse gases vary with aircraft type and age. In response to climate change, if any, worldwide government bodies may impose future restrictions or financial penalties on operations of aircraft with high emissions. It is unclear what effect, if any, such regulations will have on our operations.

Because we have a significant amount of debt denominated in foreign currencies, we are exposed to foreign currency risk.

        We are exposed to foreign currency risk through the issuance of debt denominated in foreign currencies and through leases negotiated in Euros. We reduce the foreign currency risk by negotiating the majority of our leases in U.S. dollars and by hedging all the foreign currency denominated debt through derivative instruments. If the Euro exchange rate to the U.S. dollar deteriorates, we will record less lease revenue on lease payments received in Euros.

The manner in which we report our lease revenue may be significantly impacted by a proposed new standard for lease accounting.

        A joint committee of the U.S. Financial Accounting Standards Board, or FASB, and the International Accounting Standards Board is developing a new standard for lease accounting. In March 2009, both boards released separate Discussion Papers for which the comment period closed in July 2009. The boards have continued to discuss and modify their views on the issues presented in the Discussion Papers. The current view is to have lessees record a "right to use" asset and a lease obligation on their statement of financial position based upon the discounted lease payments, as defined. Lessors would record lease receivables and a performance obligation liability on their statement of financial position also based on the discounted lease payments, as defined. Lessor revenue would be modified to contain an interest income component as well as lease revenue. These views continued to be discussed and modified and are subject to further change as the boards continue to deliberate. The boards intend to issue an Exposure Draft of the proposed standard in the third quarter of 2010 and have a final standard promulgated in the second quarter of 2011. At present management is unable to assess the effects of adopting the new standard.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $488.3 million, after deducting fees, underwriters' discounts and estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering to repay a portion of the $3.9 billion aggregate principal amount outstanding under ILFC's secured loans from AIG Funding and for general corporate purposes. If we also complete the issuance of our New Senior Secured Notes, we intend to use the net proceeds from both offerings to repay all of the amounts outstanding under ILFC's secured loans from AIG Funding.

        Our $3.9 billion aggregate principal amount outstanding reflects three separate term loan borrowings from AIG Funding, all of which mature on September 13, 2013 and are due in full at maturity with no scheduled amortization. In March 2009, we entered into two demand note agreements with AIG Funding aggregating $1.7 billion to fund our liquidity needs. In October 2009, we entered into a new $2.0 billion credit agreement with AIG Funding and used the proceeds thereof to repay in full our obligations under our $2.0 billion revolving credit facility that matured on October 15, 2009. In December 2009, we borrowed an additional $200 million from AIG Funding to repay maturing debt. The secured loans bear interest at LIBOR plus a margin of 6.025%, of which 3.0% may be paid-in-kind.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and total capitalization as of June 30, 2010 on:

  •
  a historical basis;

  •
  an as adjusted basis to give effect to the issuance of the notes and application of the net proceeds from this offering as described under "Use of Proceeds," after deducting fees, discounts and estimated expenses payable by us; and

  •
  an as adjusted basis to give effect to the issuance of the notes and the New Senior Secured Notes and application of the net proceeds from these offerings to repay the amounts outstanding under our secured loans with AIG Funding, in each case after deducting fees, underwriting discounts and estimated offering expenses payable by us.

        This offer is not contingent on the closing of the private placement of the New Senior Secured Notes, and the completion of the offering of the New Senior Secured Notes is not a condition to the issuance of notes offered herein.

        You should read the information presented in the table below in conjunction with "Use of Proceeds" and "Description of Other Indebtedness," as well as the consolidated historical financial statements and notes thereto incorporated in this prospectus supplement by reference.

	At June 30, 2010
	Actual	As adjusted for this offering	As adjusted for this offering and the New Senior Secured Notes Offering
	(dollars in thousands)
Cash and cash equivalents, excluding restricted cash	$2,969,395	$2,969,395	$3,359,531

Long-term debt, including current portion
Secured
Loans from AIG Funding	$3,938,487	$3,450,222	$—
ECA financings	3,051,370	3,051,370	3,051,370
Secured bank debt(1)	2,155,000	2,155,000	2,155,000
Other secured financings(2)	1,444,775	1,444,775	1,444,775
New Senior Secured Notes	—	—	3,900,000
Unsecured
Notes offered hereby	—	500,000	500,000
Bonds and medium-term notes	17,435,560	17,435,560	17,435,560
Bank debt(3)	2,464,250	2,464,250	2,464,250
Subordinated Debt	1,000,000	1,000,000	1,000,000
Less: Deferred debt discount(4)	(65,492)	(68,727)	(68,870)

Total long-term debt, including current portion	31,423,950	31,432,450	31,882,085

Total shareholders' equity	8,658,340	8,658,340	8,658,340

Total capitalization	$40,082,290	$40,090,790	$40,540,425

(1)
In April 2010, we entered into an amendment to our revolving credit facility dated October 13, 2006. Upon effectiveness of this amendment, approximately $2.2 billion of our previously unsecured bank debt became secured by the equity interests in certain of our non-restricted subsidiaries. Those subsidiaries, upon completion of the transfer of certain aircraft into the subsidiaries, will hold a pool of aircraft with an appraised value of not less than 133% of the principal amount of the outstanding loans. See "Description of Other Indebtedness—Secured Bank Debt."

(2)
Includes $750 million aggregate principal amount under Secured Term Loan 1, $550 million aggregate principal amount under Secured Term Loan 2, secured financings of $23.0 million and other secured financings non-recourse to ILFC of $121.7 million. For a description of these financings, see "Description of Other Indebtedness—Other Secured Financing Arrangements."

(3)
Includes our $2.0 billion revolving credit facility that matures in October 2010, an unsecured term loan of approximately $119.0 million and the remaining $345 million of bank debt under our revolving credit facility dated October 13, 2006 that was not secured pursuant to the April 2010 amendment discussed in footnote (1) above. See "Description of Other Indebtedness—Unsecured Bank Debt."

(4)
Includes deferred debt discount of approximately $3.2 million and $143,000 with respect to the notes offered hereby and the New Senior Secured Notes, respectively.

 RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The table below sets forth the ratio of earnings to fixed charges and preferred stock dividends of ILFC and its consolidated subsidiaries on a historical basis for each of the periods indicated:

	For the Year Ended December 31,					For the Six Months Ended June 30, 2010
	2005	2006	2007	2008	2009
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	1.50x	1.43x	1.52x	1.66x	2.00x	1.10x

        For purposes of computing the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of net income adjusted for the provision for income taxes, fixed charges and capitalized interest, and fixed charges consist of interest expense, capitalized interest and the interest factor of rents.

DESCRIPTION OF OTHER INDEBTEDNESS

        The following is a summary description of our outstanding indebtedness and our anticipated issuance of New Senior Secured Notes. For additional detail on our outstanding indebtedness, see our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which is incorporated by reference into this prospectus supplement.

New Senior Secured Notes

        ILFC has agreed to issue and sell, subject to certain conditions, $1.35 billion of 6 1/2% senior secured notes due 2014 (the "2014 secured notes"), $1.275 billion senior of 6 3/4% secured notes due 2016 (the "2016 secured notes") and $1.275 billion senior secured 7 1/8% notes due 2018 (the "2018 secured notes" and together with the 2014 secured notes and the 2016 secured notes, the "New Senior Secured Notes"). The 2014 secured notes, 2016 secured notes and 2018 secured notes would each constitute a separate series of notes. ILFC intends to use the net proceeds from the issuance of the New Senior Secured Notes to repay the $3.9 billion aggregate principal amount outstanding under ILFC's secured loans from AIG Funding. We anticipate that the closing of the New Senior Secured Notes private placement will occur on the same date as the closing of this offering of notes. However, the offering of the notes is not contingent on the closing of the private placement of the New Senior Secured Notes and the completion of the offering of the New Senior Secured Notes is not a condition to the issuance of the notes offered hereby. In addition, the closing of the New Senior Secured Notes private placement is subject to customary closing conditions and may not occur at the contemplated time or at all.

        The New Senior Secured Notes and related indenture will have the following terms:

        Maturity and Interest.    ILFC would issue 2014 notes in an initial aggregate principal amount of $1.35 billion. The 2014 notes will mature on September 1, 2014. ILFC would issue 2016 notes in an initial aggregate principal amount of $1.275 billion. The 2016 notes will mature on September 1, 2016. ILFC would issue 2018 notes in an initial aggregate principal amount of $1.275 billion. The 2018 notes will mature on September 1, 2018. The 2014 notes, 2016 notes and 2018 notes would be repayable in full on their respective maturity dates with no scheduled amortization.

        Security Interest and Ranking.    The New Senior Secured Notes will initially be secured by 174 aircraft and all related equipment and leases, with an average appraised base market value as of June 30, 2010 of approximately $6.5 billion (the "Collateral"), equal to an initial aggregate principal amount of New Senior Secured Notes to Collateral value of approximately 60%. Subject to substitution rights, the portfolio of the pledged aircraft will be required to meet certain concentration criteria, including aircraft type, region of lessees, and lessee concentration.

        The New Senior Secured Notes will rank equally in right of payment with all existing and future unsubordinated indebtedness of ILFC, effectively senior in right of payment with all existing and future unsecured indebtedness of ILFC, to the extent of the value of the Collateral securing the New Senior Secured Notes, and senior in right of payment to existing and future indebtedness of ILFC that by its terms is expressly subordinated to the New Senior Secured Notes. The New Senior Secured Notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries that are not guarantors and of the guarantors to the extent obligations under the New Senior Secured Notes exceed the value of the Collateral.

        Guarantees.    The New Senior Secured Notes will be guaranteed on the issue date, on a joint and several basis, by ILFC Ireland Limited and ILFC (Bermuda) III, Limited, each an ILFC subsidiary.

        Redemption.    ILFC will be able to redeem the New Senior Secured Notes in whole or in part, at any time prior to maturity, at the option of ILFC, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of the New Senior Secured Notes redeemed plus the greater of (i) 1.0% of the then outstanding principal amount of the series of New Senior Secured Notes being redeemed and (ii) a "make-whole" premium and, in each case, plus accrued and unpaid interest and additional interest accrued, if any, pursuant to the applicable registration rights agreement, to the applicable redemption date.

        Covenants and Events of Default.    The New Senior Secured Notes and related indenture will contain limitations on our ability to create liens on the Collateral (other than certain permitted subordinated liens) and other assets, consolidate, merge, sell or otherwise dispose of all or substantially all of our properties and assets and to declare or pay dividends or acquire or retire shares of capital stock of ILFC during the pendency of certain events of default. The New Senior Secured Notes and related indenture will also contain customary events of default including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal payable under the New Senior Secured Notes, the failure to comply with certain covenants and agreements for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal, premium, if any, interest and any other monetary obligations on all of the then outstanding New Senior Secured Notes may become due and payable immediately.

Loans from AIG Funding

        In March 2009, we entered into two demand note agreements aggregating $1.7 billion with AIG Funding in order to fund our liquidity needs. Interest on the notes was based on LIBOR with a floor of 3.5%. On October 13, 2009, we amended and restated the two demand note agreements, including extending the maturity dates, and entered into a new additional $2.0 billion credit agreement with AIG Funding. On December 4, 2009, we borrowed an additional $200 million from AIG Funding to repay maturing debt. The amount was added to the principal balance of the new credit agreement. These loans, aggregating $3.9 billion, mature on September 13, 2013 and are due in full at maturity with no scheduled amortization. The loans initially bore interest at 3-month LIBOR plus a margin of 3.025%, which was subsequently increased to a margin of 6.025%, as discussed below. The funds for the loans were provided to AIG Funding by the FRBNY pursuant to the FRBNY Credit Agreement. In order to receive the FRBNY's consent to the loans, we entered into guarantee agreements to guarantee the repayment of AIG's obligations under the FRBNY Credit Agreement up to an amount equal to the aggregate outstanding balance of the loans from AIG Funding. Any amounts paid by us under such guarantees will reduce amounts owed by us under these loans on a dollar-for-dollar basis.

        These loans (and the related guarantees) are secured by (i) a portfolio of aircraft and all related equipment and leases, with an aggregate average appraised value as of April 26, 2010, of approximately $7.2 billion plus additional temporary collateral with an aggregate average appraised value as of April 26, 2010, of approximately $9.2 billion that will be released upon the perfection of certain security interests, as described below; (ii) any and all collection accounts into which rent, maintenance reserves, security deposits and other amounts owing are paid under the leases of the pledged aircraft; and (iii) the shares or other equity interests of certain subsidiaries of ours that may own or lease the pledged aircraft in the future. In the event the appraised value of the collateral held falls below certain levels, we will be forced either to prepay a portion of the term loans without penalty or premium, or to grant additional collateral.

        We are also required to prepay the loans, without penalty or premium, upon (i) the sale of a pledged aircraft (other than upon the sale or transfer to a co-borrower under the loans) in an amount equal to 75% of the net sale proceeds; (ii) the receipt of any hull insurance, condemnation or other proceeds in respect of any event of loss suffered by a pledged aircraft in an amount equal to 75% of the net proceeds received on account thereof; and (iii) the removal of an aircraft from the collateral pool (other than in connection with the substitution of a non-pool aircraft for such removed aircraft in accordance with the terms of the loans) in an amount equal to 75% of the most recent appraised value of such aircraft. In addition, we are required to repay the loans in full upon the occurrence of a change in control, which is defined in the loan agreements to include AIG ceasing to beneficially own 100% of our equity interests. We may voluntarily prepay the loans in part or in full at any time without penalty or premium. In April 2010, we entered into an agreement to sell a portfolio of 53 aircraft, some of which serve as collateral for the loans from AIG Funding, and we agreed with AIG Funding and the FRBNY not to make any prepayment of the loans in connection with the sale but to substitute alternative aircraft for the aircraft serving as collateral that are being sold. In July 2010, we entered into an agreement to sell a portfolio of six aircraft, all of which serve as collateral for the loans from AIG Funding, and we intend to prepay the loans in an amount equal to 75% of the net sale proceeds.

        The loans contain customary affirmative and negative covenants and include restrictions on asset transfers and capital expenditures. The loans also contain customary events of default, including an event of default under the loans if an event of default occurs under the FRBNY Credit Agreement. One event of default under the loans was the failure to perfect security interests, for the benefit of AIG Funding and the FRBNY, in certain aircraft pledged as collateral by December 1, 2009. We were unable to perfect certain of these security interests in a manner satisfactory to the FRBNY by December 1, 2009, and as a result entered into temporary waivers and amendments which (i) will require us to transfer pledged aircraft to special purpose entities within a prescribed time period (not less than three months from the date of notice) upon request, at any time by AIG Funding (the "Transfer Mandate") and (ii) allow us to release the temporary collateral of approximately $9.2 billion once we have completed such transfers and perfected the security interests of all such aircraft for the benefit of AIG Funding and the FRBNY. In addition, we were required to add certain aircraft leasing subsidiaries as co-obligors on the loans. Pursuant to the temporary waiver and amendment, until all perfection requirements with regard to the pledged aircraft have been satisfied, the interest rate was increased to three-month LIBOR plus a margin of 6.025%, of which 3.0% may be paid-in-kind (of which some has been added to the principal balance of the loans and some has been paid in cash). Additionally, if we do not comply with a Transfer Mandate within the prescribed time period, we will be in default under the loan agreements with AIG Funding and the interest rate may increase to three-month LIBOR with a 2.0% floor plus a margin of 9.025%. As of August 6, 2010, the FRBNY had not presented us with a Transfer Mandate. Within 30 days after our compliance with the perfection requirements for all of the pledged aircraft, including the transfer of all pledged aircraft to special purpose entities, a pool of aircraft with a 50% loan-to-value ratio will be selected by AIG Funding and the FRBNY from the pledged aircraft, and the remaining additional temporary collateral will be released. In addition, after our compliance with the perfection requirements, the interest margin of the loans will revert to 3.025%.

Export Credit Agreement ("ECA") Financings

        We entered into ECA facility agreements in 1999 (the "1999 ECA facility") and 2004 (the "2004 ECA Facility") through non-restricted subsidiaries. The facilities were used to fund purchases of Airbus aircraft through 2001 and June 2010, respectively. New financings are no longer available to us under either ECA facility. The loans made under the ECA facilities were used to fund a portion of each aircraft's net purchase price. The loans are guaranteed by various European ECAs. We have collateralized the debt with pledges of the shares of wholly-owned subsidiaries that hold title to the aircraft financed under the facilities.

        In January 1999, we entered into the 1999 ECA facility to borrow up to $4.3 billion for the purchase of Airbus aircraft delivered through 2001. We used $2.8 billion of the amount available under this facility to finance purchases of 62 aircraft. Each aircraft purchased was financed by a ten-year fully amortizing loan with interest rates ranging from 5.753% to 5.898%. At June 30, 2010, 17 loans with an aggregate principal value of $72.8 million remained outstanding under the facility and the net book value of the aircraft owned by the subsidiary was $1.7 billion.

        In May 2004, we entered into the 2004 ECA facility, which was most recently amended in May 2009 to allow us to borrow up to $4.6 billion for the purchase of Airbus aircraft delivered through June 30, 2010. We used $4.3 billion of the available amount to finance purchases of 76 aircraft. Each aircraft purchased was financed by a ten-year fully amortizing loan. As of June 30, 2010, approximately $3 billion was outstanding under this facility. The interest rates on the loans outstanding under the facility are either fixed or based on LIBOR and ranged from 0.39% to 4.71% at June 30, 2010. The net book value of the related aircraft was $4.4 billion at June 30, 2010.

        Our current long-term debt ratings require us to segregate security deposits, maintenance reserves and rental payments received for aircraft with loan balances outstanding under the 1999 and 2004 ECA facilities (segregated rental payments are used to make scheduled principal and interest payments on the outstanding debt). The segregated funds are deposited into separate accounts pledged to and controlled by the security trustees of the facilities. In addition, we must register the existing individual mortgages on the aircraft funded under both the 1999 and 2004 ECA facilities in the local jurisdictions in which the respective aircraft are registered (mortgages are only required to be filed on aircraft with loan balances outstanding or otherwise as agreed in connection with the cross-collateralization as described below). At June 30, 2010, we had segregated security deposits, maintenance reserves and rental payments aggregating approximately $383 million related to aircraft funded under the 1999 and 2004 ECA facilities. The segregated amounts will fluctuate with changes in deposits, maintenance reserves and debt maturities related to the aircraft funded under the facilities.

        During the first quarter of 2010, we entered into agreements to cross-collateralize the 1999 ECA facility with the 2004 ECA facility. As part of such cross-collateralization we (i) guaranteed the obligations under the 2004 ECA facility through our subsidiary established to finance Airbus aircraft under our 1999 ECA facility; (ii) agreed to grant mortgages over certain aircraft financed under the 1999 ECA facility (including aircraft which are not currently subject to a loan under the 1999 ECA facility) and security interests over other collateral related to the aircraft financed under the 1999 ECA facility to secure the guaranty obligation; (iii) accepted a loan-to-value ratio (aggregating the loans and aircraft from the 1999 ECA facility and the 2004 ECA facility) of at least fifty percent, in order to release liens (including the cross-collateralization arrangement) on any aircraft financed under the 1999 ECA facility or other assets related to the aircraft; and (iv) agreed to allow proceeds generated from certain disposals of aircraft to be applied to obligations under both the 1999 ECA and 2004 ECA facilities.

        We also agreed to additional restrictive covenants relating to the 2004 ECA facility, restricting us from (i) paying dividends on our capital stock with the proceeds of asset sales and (ii) selling or transferring aircraft with an aggregate net book value exceeding a certain disposition amount, which is currently approximately $10.7 billion. The disposition amount will be reduced by approximately $91.4 million at the end of each calendar quarter during the effective period. The covenants are in effect from the date of the agreement until December 31, 2012. A breach of these restrictive covenants would result in a termination event for the ten loans funded subsequent to the date of the agreement and would make those loans, which aggregated $318.0 million at June 30, 2010, due in full at the time of such a termination event.

        In addition, if a termination event resulting in an acceleration event were to occur under the 1999 or 2004 ECA facility, we would have to segregate lease payments, maintenance reserves and security deposits received after such acceleration event occurred relating to all the aircraft subject to the 1999 ECA facility, including those aircraft no longer subject to a loan.

Secured Bank Debt

        We have a revolving credit facility, dated October 13, 2006, under which the maximum amount available of $2.5 billion is outstanding. On April 16, 2010, we entered into an amendment to this facility with lenders holding $2.155 billion of the outstanding loans under the facility (the "Electing Lenders"). Subject to the satisfaction of the collateralization requirements discussed below, the Electing Lenders agreed to, among other things:

  •
  Increase our permitted secured indebtedness basket under the credit facility from 12.5% to 35% of our Consolidated Tangible Net Assets, as defined in the credit agreement;

  •
  Extend the scheduled maturity date of their loans totaling $2.155 billion to October 2012. The extended loans will bear interest at LIBOR plus a margin of 2.15% plus facility fees of 0.2% on the outstanding principal balance; and

  •
  Permit liens securing (i) the loans held by the Electing Lenders and (ii) certain funded term loans in an aggregate amount not to exceed $500 million.

        The collateralization requirement provides that the $2.155 billion of loans held by Electing Lenders must be secured by a lien on the equity interests of certain of ILFC's non-restricted subsidiaries that will own aircraft with aggregate appraised values of not less than 133% of the $2.155 billion principal amount (the "Required Collateral Amount"). We must transfer all aircraft meeting the Required Collateral Amount to the pledged subsidiaries prior to April 16, 2011. In addition, the amendment also requires, subject to our right to post cash collateral for any shortfall, that we transfer one third of the required aircraft on or prior to October 16, 2010, and an additional one third of the required aircraft on or prior to January 16, 2011. After we have transferred the required amount of aircraft to the pledged subsidiaries, the credit facility includes an ongoing requirement, tested periodically, that the appraised value of the eligible aircraft owned by the pledged subsidiaries must be equal to or greater than 100% of the Required Collateral Amount. This ongoing requirement is subject to the right to transfer additional eligible aircraft to the pledged subsidiaries or ratably prepay the loans held by the Electing Lenders. We also guarantee the loans held by the Electing Lenders through certain other subsidiaries.

        The amended facility permits us to incur liens securing certain additional secured indebtedness prior to the satisfaction of the collateralization requirement, provided we use any net cash proceeds from the additional secured indebtedness to prepay the obligations under our $2.0 billion revolving credit facility expiring in October 2010 and one of our term loans maturing in 2011. The amended facility prohibits us from re-borrowing amounts repaid under this facility for any reason.

        The remaining $345 million of loans held by lenders who are not party to the amendment will remain unsecured and mature on their originally scheduled maturity date in October 2011 without any increase to the margin.

Other Secured Financing Arrangements

        In May 2009, ILFC provided $39.0 million of subordinated financing to a non-restricted subsidiary. The entity used these funds and an additional $106.0 million borrowed from third parties to purchase an aircraft, which it leases to an airline. ILFC acts as servicer of the lease for the entity. The $106.0 million loan has two tranches. The first tranche is $82.0 million, fully amortizes over the lease term, and is non-recourse to ILFC. The second tranche is $24.0 million, partially amortizes over the lease term, and is guaranteed by ILFC. Both tranches of the loan are secured by the aircraft and the lease receivables. Both tranches mature in May 2018 with interest rates based on LIBOR. At June 30, 2010, the interest rates on the $82.0 million and $24.0 million tranches were 3.504% and 5.204%, respectively. The entity entered into two interest rate cap agreements to economically hedge the related

LIBOR interest rate risk in excess of 4.00%. At June 30, 2010, $95.1 million was outstanding under the two tranches and the net book value of the aircraft was $139.6 million.

        In June 2009, we borrowed $55.4 million through a non-restricted subsidiary, which owns one aircraft leased to an airline. Half of the original loan amortizes over five years and the remaining $27.7 million is due in 2014. The loan is non-recourse to ILFC and is secured by the aircraft and the lease receivables. The interest rate on the loan is fixed at 6.58%. At June 30, 2010, $49.7 million was outstanding and the net book value of the aircraft was $92.9 million.

        On March 17, 2010, we entered into a $750 million term loan agreement secured by 43 aircraft and all related equipment and leases ("Secured Term Loan 1"). The aircraft had an average appraised base market value of approximately $1.3 billion, for an initial loan-to-value ratio of approximately 56%. Secured Term Loan 1 matures on March 17, 2015, and bears interest at LIBOR plus a margin of 4.75% with a LIBOR floor of 2.0%. The principal of Secured Term Loan 1 is payable in full at maturity with no scheduled amortization, but we can voluntarily prepay the loan at any time, subject to a 1% prepayment penalty prior to March 17, 2011. Secured Term Loan 1 requires a loan-to-value ratio of no more than 63%.

        Secured Term Loan 1 contains limitations on our ability to create liens on the collateral (other than certain permitted liens), consolidate, merge, sell or otherwise dispose of all or substantially all of our assets and to enter into transactions with affiliates. Secured Term Loan 1 also contains customary events of default including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal under, the loan, the failure to comply with certain covenants and agreements specified in the loan agreement for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal, premium, if any, interest and any other monetary obligations on all of the then outstanding amounts under Secured Term Loan 1 may become due and payable immediately.

        On March 17, 2010, we also entered into an additional term loan agreement of $550 million through a newly formed non-restricted subsidiary ("Secured Term Loan 2"). The obligations of the subsidiary borrower are guaranteed on an unsecured basis by ILFC and on a secured basis by certain non-restricted subsidiaries of ILFC that hold title to 37 aircraft. The aircraft had an average appraised base market value of approximately $969 million, for an initial loan-to-value ratio of approximately 57%. The loan matures on March 17, 2016, and bears interest at LIBOR plus a margin of 5.0% with a LIBOR floor of 2.0%. The principal of the loan is payable in full at maturity with no scheduled amortization. The proceeds from this loan are restricted from use in our operations until we transfer the related collateral to the non-restricted subsidiaries. At June 30, 2010, $501 million of the proceeds remained restricted. At August 5, 2010, $74.2 million of the $501 million had become available to us. We can voluntarily prepay the loan at any time subject to a 2% prepayment penalty prior to March 17, 2011, and a 1% prepayment penalty prior to March 17, 2012. Secured Loan 2 requires a loan-to-value ratio of no more than 63%.

        Secured Term Loan 2 contains limitations on the ability of the subsidiary borrower and its subsidiaries to create liens (other than certain permitted liens), incur additional indebtedness (other than certain permitted subordinated indebtedness), consolidate, merge, sell or otherwise dispose of all or substantially all of their assets and to enter into transactions with affiliates. Secured Term Loan 2 also contains customary events of default including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal under, the loan, the failure to comply with certain covenants and agreements specified in the loan agreement for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal, premium, if any, interest and any other monetary obligations on all of the then outstanding amounts under Secured Term Loan 2 may become due and payable immediately.

Bonds and Medium-Term Notes

        Automatic Shelf Registration.    We have an effective automatic shelf registration statement filed with the SEC. As a result of our WKSI status, we have an unlimited amount of debt securities registered for sale. At June 30, 2010, we had $12.8 billion of bonds and MTNs outstanding, issued under previous registration statements, with interest rates ranging from 0.62% to 7.95%.

        Euro Medium-Term Note Programme.    We have a $7.0 billion Euro Medium-Term Note Programme, under which we have $1.9 billion of Euro denominated notes outstanding. The notes mature through 2011 and bear interest based on Euribor with spreads ranging from 0.375% to 0.450%. We have hedged the notes into U.S. dollars and fixed interest rates ranging from 4.615% to 5.367%. The programme is perpetual and the principal amount of a bond becomes available for new issuances at maturity. The notes provide for a single principal payment at the maturity of the respective note and cannot be redeemed prior to maturity.

        Other Senior Notes.    On March 22, 2010 and April 6, 2010, we issued a combined $1.25 billion aggregate principal amount of 8.625% senior notes due September 15, 2015, and $1.5 billion aggregate principal amount of 8.750% senior notes due March 15, 2017, pursuant to an indenture dated as of March 22, 2010. The aggregate net proceeds from the issuances were approximately $2.67 billion after deducting underwriters' discounts and estimated offering expenses. The notes are due in full on their scheduled maturity dates. The notes are not subject to redemption prior to their stated maturity and there are no sinking fund requirements. In connection with the note issuances, we entered into registration rights agreements obligating us to, among other things, complete a registered exchange offer to exchange the notes of each series for new registered notes of such series with substantially identical terms, or register the notes pursuant to a shelf registration statement.

        If (i) the registration statement for the exchange offer is not declared effective by the SEC by January 26, 2011, or ceases to be effective during the required effectiveness period; (ii) we are unable to consummate the exchange offer by March 22, 2011; or (iii) if applicable, the shelf registration statement has not been declared effective or ceases to be effective during the required effectiveness period, the annual interest rate on affected notes will increase by 0.25% per year for the first 90-day period during which such registration default continues. The annual interest rate on such notes will increase by an additional 0.25% per year for each subsequent 90-day period during which such registration default continues, up to a maximum additional rate of 0.50% per year. If the registration default is cured, the applicable interest rate will revert to the original level.

        The indenture governing the notes contains customary covenants that, among other things, restrict our, and our restricted subsidiaries', ability to (i) incur liens on assets; (ii) declare or pay dividends or acquire or retire shares of our capital stock during certain events of default; (iii) designate restricted subsidiaries as non-restricted subsidiaries or designate non-restricted subsidiaries; (iv) make investments in or transfer assets to non-restricted subsidiaries; and (v) consolidate, merge, sell, or otherwise dispose of all or substantially all of our assets.

Unsecured Bank Debt

        Revolving Credit Facility.    We have a $2.0 billion unsecured revolving credit facility, entered into with an original group of 35 banks, expiring in October 2010. This revolving credit facility provides for interest rates that vary according to the pricing option selected at the time of borrowing. Pricing options include a base rate, a rate ranging from 0.25% over LIBOR to 0.65% over LIBOR based upon utilization, or a rate determined by a competitive bid process with the banks. The credit facility is subject to facility fees, currently 0.2% of amounts available. We are currently paying the maximum fees under the facility. The fees are based on our current credit ratings and may decrease in the event of an upgrade to our ratings. As of June 30, 2010, the maximum amount available of $2.0 billion under our unsecured revolving credit facility was outstanding and interest was accruing at 0.90%.

        On April 16, 2010, we entered into an amendment to our $2.0 billion revolving credit facility expiring in October 2010. The amendment permits, among other things, liens securing (i) the loans under the $2.5 billion revolving credit facility originally expiring in October 2011 and (ii) certain other funded term loans in an aggregate principal amount not to exceed $500 million. The amendment also permits certain additional secured indebtedness in excess of the credit facility's permitted secured indebtedness basket of 12.5% of consolidated tangible net assets (as defined in the credit agreement), provided we use any net cash proceeds from such additional secured indebtedness to prepay the obligations under the revolving credit facility expiring in October 2010 and one of our term loans maturing in 2011.

        In addition, $345 million of the outstanding loans under our revolving credit facility originally expiring in October 2011, held by lenders not party to the amendment to that facility, remain unsecured and will mature on their originally scheduled maturity date in October 2011. See "—Secured Bank Debt" above.

        The revolving credit facilities contain financial covenants providing for limitations on indebtedness, restricted payments, liens and sale of assets, a fixed charge coverage ratio and minimum consolidated tangible net worth.

        Term Loans.    From time to time, we enter into funded bank financing arrangements. As of June 30, 2010, approximately $119 million was outstanding under these term loan agreements, with varying maturities through December 2011. The interest rates are based on LIBOR with spreads ranging from 0.3% to 1.8%. At June 30, 2010, the interest rates ranged from 0.61% to 2.34%. In April 2010, we prepaid $410 million of our term loans with original maturity dates in 2011 and 2012. We also amended two of our remaining term loans to allow additional liens in excess of our bank facilities' permitted secured indebtedness basket of 12.5% of Consolidated Tangible Net Assets, in certain cases subject to prepayment requirements similar to the requirements described above for our revolving credit facility due October 2010. See "Revolving Credit Facility" above. In connection with such amendments, we increased the interest rate spread on our $75 million term loan maturing in December 2011 by 1.5%. Our unsecured term loan agreements contain financial and restrictive covenants that are substantially similar to the covenants in our revolving credit facilities described above.

Subordinated Debt

        In December 2005, we issued two tranches of subordinated debt totaling $1.0 billion. Both tranches mature on December 21, 2065, but each tranche has a different call option. The $600 million tranche has a call option date of December 21, 2010, and the $400 million tranche has a call option date of December 21, 2015. The tranche with the 2010 call option date has a fixed interest rate of 5.90% for the first five years, and the tranche with the 2015 call option date has a fixed interest rate of 6.25% for the first ten years. Each tranche has an interest rate adjustment if the call option for that tranche is not exercised. The new interest rate would be a floating rate, reset quarterly, based on the initial credit spread of 1.55% and 1.80%, respectively, plus the highest of (i) 3 month LIBOR; (ii) 10-year constant maturity treasury; and (iii) 30-year constant maturity treasury.

Commercial Paper

        We have a $6.0 billion Commercial Paper Program and we had access to the FRBNY commercial paper funding facility until January 2009. Due to our current short-term debt ratings it is presently economically unattractive to issue new commercial paper and we cannot determine when we may issue commercial paper again. See "Part I. Item 2. Management's Discussion and Analysis of Financial

Condition and Results of Operations—Liquidity" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. At June 30, 2010, we have no commercial paper outstanding.

Derivatives

        We employ derivative products to manage our exposure to interest rates risks and foreign currency risks. We enter into derivative transactions only to economically hedge interest rate risk and currency risk and not to speculate on interest rates or currency fluctuations. These derivative products include interest rate swap agreements, foreign currency swap agreements and interest rate cap agreements. At June 30, 2010, all our interest rate swap and foreign currency swap agreements were designated as and accounted for as cash flow hedges and we had not designated our interest rate cap agreements as hedges.

        When interest rate and foreign currency swaps are effective as cash flow hedges, they offset the variability of expected future cash flows, both economically and for financial reporting purposes. We have historically used such instruments to effectively mitigate foreign currency and interest rate risks. The effect of our ability to apply hedge accounting for the swap agreements is that changes in their fair values are recorded in Other Comprehensive Income instead of in earnings for each reporting period. As a result, reported net income will not be directly influenced by changes in interest rates and currency rates.

        The counterparty to our interest rate swaps and foreign currency swaps is AIG Financial Products Corp., a non-subsidiary affiliate. The swap agreements are subject to a bilateral security agreement and a master netting agreement, which would allow the netting of derivative assets and liabilities in the case of default under any one contract. Failure of the counterparty to perform under the derivative contracts would have a material impact on our results of operations and cash flows. The counterparty to our interest rate cap agreements is an independent third party with whom we do not have a master netting agreement.

DESCRIPTION OF NOTES

General

        ILFC will issue 8 7/8% Senior Notes due 2017 (the "notes") under an indenture dated as of August 1, 2006 (the "indenture") between ILFC and Deutsche Bank Trust Company Americas, as trustee, paying agent, security registrar and authentication agent (the "Trustee"). This series of notes will be separate from any other series of debt securities (together with the notes, the "Debt Securities") that have been issued, or may be issued from time to time in the future under the indenture. The indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provides that Debt Securities may be issued in one or more series, in each case as authorized from time to time by ILFC. Any series of Debt Securities, including this series of notes, may be reopened, and additional Debt Securities of such series may be issued.

        The following description is a summary of certain provisions of the indenture and the notes. It does not restate the indenture or the notes in their entirety and is qualified in its entirety by reference to such documents. You may request copies of the indenture at ILFC's address set forth under "Incorporation of Certain Information by Reference."

        The notes will be issued only in fully registered book-entry form without coupons only in minimum denominations of $2,000 principal amount and integral multiples of $1,000 above that amount. The notes will be issued in the form of global notes. Global notes will be registered in the name of a nominee of DTC, New York, New York, as described under "Book-Entry; Delivery and Form."

Principal Amount; Maturity and Interest

        ILFC will issue the notes in an initial aggregate principal amount of $500 million. The notes will mature on September 1, 2017.

        The notes will be denominated in U.S. dollars and all payments of principal and interest thereon will be paid in U.S. dollars.

        The notes will bear interest at a rate of 8.875% per year and will be payable semi-annually, in cash in arrears, on March 1 and September 1 of each year, beginning on March 1, 2011, to the persons in whose name the notes are registered at the close of business on the immediately preceding February 15 and August 15, respectively. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

        Interest on the notes will accrue from and including the date the notes are issued (the "issue date") or from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for to but excluding the relevant interest payment date.

        If an interest payment date falls on a day that is not a business day, the interest payment will be postponed to the next succeeding business day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay.

Ranking

        The notes will rank equally in right of payment with all existing and future unsubordinated unsecured indebtedness of ILFC, including all Debt Securities, and senior in right of payment to existing and future indebtedness of ILFC that by its terms is expressly subordinated to the notes. The notes will be effectively subordinated to any secured indebtedness of ILFC to the extent of the value of the assets securing such debt. As of June 30, 2010, we had approximately $10.6 billion in aggregate consolidated principal amount of secured debt outstanding.

        The notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of subsidiaries of ILFC. As of June 30, 2010, ILFC, on a stand alone basis, had approximately $40.5 billion in total assets, excluding intercompany receivables, and approximately $35.0 billion of liabilities outstanding. The assets of ILFC, on a stand-alone basis as of June 30, 2010, do not reflect aircraft that ILFC has agreed to transfer to its subsidiaries pursuant to its secured debt agreements, which transfers have not yet occurred. ILFC has agreed pursuant to Secured Term Loan 2 and its $2.5 billion revolving credit facility to transfer aircraft to its subsidiaries with an aggregate appraised value of $3.9 billion as of April 26, 2010. In addition, if the secured loans with AIG Funding are not repaid in full, ILFC has agreed pursuant to its senior credit facilities with AIG Funding to transfer collateral to its subsidiaries with an aggregate average appraised value as of April 26, 2010 of approximately $7.2 billion plus additional temporary collateral with an aggregate average appraised value as of the same date of approximately $9.2 billion.

        The notes will be unsecured and will not be guaranteed by our parent, any of our subsidiaries or any third party.

Redemption

        The notes are not subject to redemption prior to their stated maturity, and there is no sinking fund for the notes.

Certain Covenants

        The following is a summary of the covenants included in the indenture. Other than restrictions described below, the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving ILFC or in the event of a decline in its credit rating as the result of a change of control, takeover, recapitalization, highly leveraged transaction or similar restructuring involving ILFC that could adversely affect such holders.

Restrictions on Liens

        The indenture provides that ILFC will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money secured by any mortgage (as defined under the heading "Certain Definitions" below), upon any property of ILFC or any Restricted Subsidiary, or upon any shares of stock of any Restricted Subsidiary, without in any such case effectively providing, concurrently with the issuance, assumption or guaranty of any such indebtedness for borrowed money, that the notes (together with, any other Debt Securities outstanding under the indenture, and if ILFC shall so determine, any other indebtedness of ILFC or such Restricted Subsidiary ranking equally with the notes then existing or thereafter created) shall be secured equally and ratably with such indebtedness for borrowed money; provided, however, that the foregoing restrictions shall not apply to:

          (1)   mortgages existing on August 1, 2006;

          (2)   mortgages to secure the payment of all or part of the purchase price of such property (other than property acquired for lease to a Person other than ILFC or a Restricted Subsidiary) upon the acquisition of such property by ILFC or a Restricted Subsidiary or to secure any indebtedness for borrowed money incurred or guaranteed by ILFC or a Restricted Subsidiary prior to, at the time of, or within 60 days after the later of the acquisition, completion of construction or commencement of full operation of such property, which indebtedness for borrowed money is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or construction of improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the mortgage shall not apply to any property theretofore owned by ILFC or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

          (3)   mortgages on the property of a Restricted Subsidiary on the date it became a Restricted Subsidiary;

          (4)   mortgages securing indebtedness for borrowed money of a Restricted Subsidiary owing to ILFC or to another Restricted Subsidiary;

          (5)   mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with ILFC or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the properties of a corporation or firm as an entirety or substantially as an entirety by ILFC or a Restricted Subsidiary;

          (6)   any replacement or successive replacement in whole or in part of any mortgage referred to in the foregoing clauses (1) to (5), inclusive; provided, however, that the principal amount of the indebtedness for borrowed money secured by the mortgage shall not be increased and the principal repayment schedule and maturity of such indebtedness shall not be extended and (A) such replacement shall be limited to all or a part of the property which secured the mortgage so replaced (plus improvements and construction on such property), or (B) if the property which secured the mortgage so replaced has been destroyed, condemned or damaged and pursuant to the terms of the mortgage other property has been substituted therefor, then such replacement shall be limited to all or part of such substituted property;

          (7)   liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against ILFC or any Restricted Subsidiary with respect to which ILFC or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review; or liens incurred by ILFC or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which ILFC or such Restricted Subsidiary is a party; or

          (8)   liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease; and any other liens or charges incidental to the conduct of the business of ILFC or any Restricted Subsidiary or the ownership of the property and assets of any of them which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the opinion of ILFC, materially impair the use of such property in the operation of the business of ILFC or such Restricted Subsidiary or the value of such property for the purposes of such business.

        Notwithstanding the foregoing provisions, ILFC and any one or more Restricted Subsidiaries may issue, assume or guarantee indebtedness for borrowed money secured by mortgages which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all the other outstanding indebtedness for borrowed money of ILFC and its Restricted Subsidiaries secured by mortgages which is not listed in clauses (1) through (8) above, does not at the time exceed 12.5% of the Consolidated Net Tangible Assets of ILFC as shown on the audited consolidated financial statements of ILFC as of the end of the fiscal year preceding the date of determination.

Restrictions as to Dividends and Certain Other Payments

        The indenture provides that no dividend whatever shall be paid or declared nor shall any distributions be made on any capital stock of ILFC (except in shares of, or warrants or rights to subscribe for or purchase shares of, capital stock of ILFC), nor shall any payment be made by ILFC or any Restricted Subsidiary to acquire or retire shares of such stock, at a time when an Event of Default as defined under clauses (1), (2) or (3) under the caption "—Events of Default" has occurred and is continuing.

Restrictions on Permitting Restricted Subsidiaries to Become Non-Restricted Subsidiaries and Non-Restricted Subsidiaries to Become Restricted Subsidiaries

        ILFC will not permit any Restricted Subsidiary to be designated as or otherwise to become a Non-Restricted Subsidiary unless immediately after such Restricted Subsidiary becomes a Non-Restricted Subsidiary, it will not own, directly or indirectly, any capital stock or indebtedness of any Restricted Subsidiary.

        ILFC will not permit any Non-Restricted Subsidiary to be designated as or otherwise to become a Restricted Subsidiary unless:

          (1)   such Non-Restricted Subsidiary is not a Subsidiary substantially all of the physical properties of which are located, or substantially all of the business of which is carried on, outside the United States of America, its territories and possessions and Puerto Rico; and

          (2)   immediately thereafter, such Subsidiary has outstanding no mortgages in respect of any of its assets except as would have been permitted by the covenant described under the caption "—Certain Covenants—Restrictions on Liens" above had such mortgages been incurred immediately thereafter.

        Promptly after the adoption of any resolution by the Board of Directors designating a Restricted Subsidiary as a Non-Restricted Subsidiary or a Non-Restricted Subsidiary as a Restricted Subsidiary, ILFC shall file a certified copy thereof with the Trustee, together with an officers' certificate as required by the terms of the indenture.

Restrictions on Investments in Non-Restricted Subsidiaries

        ILFC will not, nor will it permit any Restricted Subsidiary to, make any investment in, or transfer any assets to, a Non-Restricted Subsidiary if immediately thereafter ILFC would be in breach of or in default in the performance of any of its covenants or warranties contained in the indenture.

SEC Reports and Reports to Holders

        ILFC will be required to file with the Trustee within 15 days after ILFC is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which ILFC may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if ILFC is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. In addition, ILFC will be required to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by ILFC with the conditions and covenants provided for in the indenture as may be required from time to time by such rules and regulations.

Merger and Sale of Assets

        The indenture provides that ILFC shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and ILFC shall not permit any Person to consolidate with or merge into ILFC or convey, transfer or lease its properties and assets substantially as an entirety to ILFC, unless the following conditions are satisfied:

          (1)   the Person formed by such consolidation or merger or to which such assets or properties are conveyed, transferred or leased substantially as an entirety, is a corporation, partnership or trust organized and validly existing under the laws of the United States, any State or the District of Columbia and such Person expressly assumes the obligations of ILFC under the indenture;

          (2)   immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

          (3)   if, as a result of such consolidation, merger, conveyance, transfer or lease, the property or assets of ILFC become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the indenture, ILFC or such Person will have taken appropriate steps to secure the notes (and any other Debt Securities outstanding under the indenture) equally and ratably with the indebtedness secured thereby.

        Upon such consolidation, merger, conveyance, transfer or lease, the successor Person shall be substituted for ILFC under the indenture and, except in the case of a lease, ILFC will be relieved of all obligations under the indenture.

Events of Default

        The indenture defines an Event of Default with respect to the notes as being any one of the following occurrences:

          (1)   default in the payment of any installment of interest upon the notes when it becomes due and payable, and continuance of such default for a period of 30 days or more; or

          (2)   default in the payment of all or any part of the principal of the notes when it becomes due and payable at its Maturity; or

          (3)   default in the performance, or breach, of any other covenant or warranty of ILFC in the indenture applicable to the notes, and continuance of such default or breach for a period of 60 days after notice to ILFC by the Trustee, or to ILFC and the Trustee by the holders of at least 25% in principal amount of notes at the time Outstanding; or

          (4)   default under any mortgage, indenture (including the indenture governing the notes) or instrument under which there is issued, or which secures or evidences, any indebtedness for borrowed money of ILFC or any Restricted Subsidiary now existing or created after the issue date of the notes, which default shall constitute a failure to pay principal of such indebtedness in an amount exceeding $50,000,000 when due and payable (other than as a result of acceleration), after expiration of any applicable grace period with respect thereto, or shall have resulted in an aggregate principal amount of such indebtedness exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after there has been given a notice to ILFC by the Trustee, or to ILFC and the Trustee by the holders of at least 25% in principal amount of notes at the time Outstanding; or

          (5)   certain events in bankruptcy, insolvency, reorganization, receivership, or liquidation, whether voluntary or involuntary.

        If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of notes at the time Outstanding may declare the notes to be due and payable immediately, but under certain conditions such acceleration may be rescinded by the holders of a majority in principal amount of the notes at the time Outstanding.

        The holder of any note will not have any right to institute any proceeding with respect to the indenture or remedies thereunder, unless:

          (1)   such holder previously gives the Trustee written notice of an Event of Default with respect to the notes that is continuing;

          (2)   the holders of not less than 25% in principal amount of such Outstanding notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee reasonable indemnity to institute such proceeding as Trustee; and

          (3)   the Trustee shall have failed to institute such proceeding for 60 days after its receipt of such notice and the Trustee has not been given inconsistent direction during such 60-day period by holders of a majority in principal amount of such notes at the time Outstanding.

        However, the right of any holder of any note to institute suit for enforcement of any payment of principal and interest on any note on or after the applicable due date, may not be impaired or affected without such holder's consent.

        The holders of a majority in principal amount of Outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee with respect to the notes. However, the Trustee may refuse to follow any direction that conflicts with any rule of law or the indenture. Before proceeding to exercise any right or power under the indenture at the direction of such holders, the Trustee shall be entitled to receive reasonable security or indemnity from such holders against the costs, expenses and liabilities which could be incurred in compliance with any such direction. The Trustee may withhold from holders of the notes notice of any continuing default (except a default in payment of principal or interest), if it determines that withholding notice is in their interests.

        ILFC is required under the indenture to furnish to the Trustee within 120 days after the end of each fiscal year a statement as to whether it is in default under the indenture and, if it is in default, specifying all such defaults and the nature and status thereof.

Amendment, Supplement and Waiver of the Indenture

        The indenture contains provisions permitting ILFC and the Trustee to amend or supplement the indenture with the consent of the holders of a majority in principal amount of the Outstanding notes voting as a single group. Any past default by ILFC in respect of the notes and its consequences may be waived with the consent of the holders of a majority in principal amount of the Outstanding notes. However, ILFC will not be permitted to enter into any amendment, supplement or waiver without the consent of the holders of all affected notes if the amendment, supplement or waiver would:

          (1)   change the stated maturity of the principal of or any installment of principal or interest on any note;

          (2)   reduce the principal amount payable of, or the rate of interest on, any note;

          (3)   adversely affect any right of repayment at the option of the holder of any note;

          (4)   make any note payable in a currency other than U.S. dollars;

          (5)   impair the right of the holders of the notes to institute suit for the enforcement of any payment on or after the stated maturity thereof;

          (6)   reduce the percentage in principal amount of outstanding notes whose holders must consent to any amendment, supplement or waiver;

          (7)   amend, change or modify any provision of the indenture affecting the ranking of the notes in a manner adverse to the holders of the notes; or

          (8)   modify certain provisions in the indenture with respect to the notes providing for the amendment, supplement or waiver that specify percentage necessary to take such actions, except to increase such percentage.

        The indenture also contains provisions permitting ILFC and the Trustee to amend or supplement the terms of the indenture with respect to the notes without the consent of any holder of notes for purposes including:

          (1)   to evidence ILFC's succession by another corporation;

          (2)   to add covenants for the benefit of the holders of the notes or any additional Event of Default for the notes;

          (3)   to secure the notes;

          (4)   to evidence the appointment of a successor trustee; or

          (5)   to cure any ambiguity, to correct or supplement any provision of the indenture inconsistent with other provisions or make any other provision which does not adversely affect the interests of the holders of the notes in any material respect.

Defeasance and Covenant Defeasance

        The obligations of ILFC under the indenture and the notes will terminate (other than certain specified conditions) and ILFC will be released upon payment in full of all of the notes. ILFC may, at its option, and at any time, elect to have all its obligations discharged under the indenture with respect to the notes and cure any then existing Events of Default with respect to the notes ("legal defeasance"), other than:

          (1)   ILFC's obligation with respect to the register, transfer and exchange of the notes, with respect to mutilated, destroyed, lost or stolen notes;

          (2)   ILFC's obligations to maintain an office or agency in the place designated for payment of the notes and with respect to the treatment of funds held by paying agents;

          (3)   ILFC's obligation to hold, or cause the paying agent to hold, in trust money for the payment of principal and interest due on outstanding notes for the benefit of the holders;

          (4)   certain obligations to the Trustee; and

          (5)   certain obligations arising in connection with such discharge of obligations.

        ILFC may also, at its option and at any time, elect to be released from the restrictions described under the caption "—Certain Covenants" above with respect to the notes ("covenant defeasance") and thereafter, any omission to comply with such covenants will not constitute an Event of Default with respect to the notes.

        The conditions ILFC must satisfy for legal defeasance or covenant defeasance include the following:

          (1)   ILFC must have irrevocably deposited with the Trustee or another satisfactory trustee, trust funds for the payment of the notes. The trust funds must consist of money or U.S. Government Obligations, or a combination thereof, which will be in an amount sufficient without reinvestment to pay at maturity or redemption the entire amount of principal and interest on the notes.

          (2)   No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the notes shall have occurred and be continuing on the date ILFC makes such deposit or, for certain purposes, during the period ending on the 123rd day after the date of such deposit, or on the day after the expiration of any longer preference periods.

          (3)   The legal defeasance or covenant defeasance will not cause the Trustee to have a conflicting interest as referred to in the indenture.

          (4)   The legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or other material agreements or instruments of ILFC.

        In the case of legal defeasance, ILFC is also required to deliver to the Trustee an opinion of counsel stating that it has received a direct ruling from the Internal Revenue Service, or such a ruling has been published, or since the issue date of the notes there has been a change in the applicable federal income tax law, such that the holders of the outstanding notes to be legally defeased will not recognize income, gain or loss for federal income tax purposes as a result of the legal defeasance. The ruling must provide that the holders of the outstanding notes to be defeased will be subject to federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if the defeasance had not occurred.

        In the case of a covenant defeasance, ILFC is required to deliver to the Trustee an opinion of counsel to the effect that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred.

The Trustee, Registrar and Paying Agent

        The Trustee, registrar and paying agent will be Deutsche Bank Trust Company Americas under the indenture. ILFC may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the Trustee, the registrar or any paying agent and any of their affiliates in the ordinary course of business. Affiliates of the Trustee, the registrar or any paying agent may participate as underwriters, agents or dealers in offerings of ILFC's or its affiliates' securities.

Governing Law

        The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Certain significant terms which are defined in the indenture are set forth below:

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Board of Directors" means either the board of directors of ILFC or any committee of that board duly authorized to act under the terms of the indenture.

        "Consolidated Net Tangible Assets" means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet of ILFC and its Restricted Subsidiaries, after deducting therefrom (i) all liability items except indebtedness (whether incurred, assumed or guaranteed) for borrowed money maturing by its terms more than one year from the date of creation thereof or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof, shareholder's equity and reserves for deferred income taxes, (ii) all good will, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet, and (iii) amounts invested in, or equity in the net assets of, Non-Restricted Subsidiaries.

        "Maturity" when used with respect to any note, means the date on which the principal thereof becomes due and payable as provided in the indenture and the notes, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise.

        "mortgages" means any mortgage, pledge, lien or other encumbrance of any nature.

        "Non-Restricted Subsidiary" means (i) any Subsidiary which shall be designated by the Board of Directors as a Non-Restricted Subsidiary, and (ii) any other Subsidiary of which the majority of the voting stock is owned directly or indirectly by one or more Non-Restricted Subsidiaries, if such other Subsidiary is a corporation, or in which a Non-Restricted Subsidiary is a general partner, if such other Subsidiary is a limited partnership. An initial list of Non-Restricted Subsidiaries will be set forth in an exhibit attached to the indenture.

        "Outstanding" means, as of the date of determination, all notes theretofore authenticated and delivered under this indenture, except:

          (1)   notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (2)   notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than ILFC) in trust or set aside and segregated in trust by ILFC (if ILFC shall act as its own paying agent);

          (3)   notes which have been defeased pursuant to the procedures specified under the caption "—Defeasance" above; and

          (4)   notes which have been paid in lieu of reissuance relating to lost, stolen, destroyed or mutilated certificates, or in exchange for or in lieu of which other notes have been authenticated and delivered pursuant to the indenture, other than any such notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such notes are held by a bona fide purchaser in whose hands such notes are valid obligations of ILFC;

provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, notes owned by ILFC or any other obligor upon the notes or any Affiliate of ILFC or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such notes and that the pledgee is not ILFC or any other obligor upon the notes or any Affiliate of ILFC or of such other obligor.

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Restricted Subsidiary" means any Subsidiary other than a Non-Restricted Subsidiary; provided, however, that the Board of Directors may, subject to the covenant described under the caption "—Certain Covenants—Restrictions on Permitting Restricted Subsidiaries to Become Non-Restricted Subsidiaries and Non-Restricted Subsidiaries to Become Restricted Subsidiaries" above, designate any Non-Restricted Subsidiary, substantially all of the physical properties or business of which are located in the United States of America, its territories and possessions, or Puerto Rico and which does not meet the requirements of clause (ii) of the definition of Non-Restricted Subsidiary, as a Restricted Subsidiary.

        "Subsidiary" means a corporation, partnership or trust more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by ILFC or by one or more other Subsidiaries, or by ILFC and one or more other Subsidiaries.

        "U.S. Government Obligations" means securities that are:

          (1)   direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or

          (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

        In either case, the U.S. Governmental Obligations may not be callable or redeemable at the option of the issuer, and shall also include a depository receipt issued by a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended, as custodian with respect to such U.S. Government Obligation or a specific payment of principal of or interest on such U.S. Government Obligation held by the custodian for the account of the holder of such depository receipt. However, the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt except as required by law.

        "Voting Stock" means stock or other interests evidencing ownership in a corporation, partnership or trust which ordinarily has voting power for the election of directors, or other persons performing equivalent functions, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

BOOK-ENTRY; DELIVERY AND FORM

The Global Notes

        The certificates representing the notes will be issued in fully registered form without interest coupons (each, a "Global Note") and will be deposited with the Trustee as a custodian for The Depository Trust Company ("DTC"), as depositary, and registered in the name of a nominee of such depositary. We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary ("participants") and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the underwriters and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

        So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture governing the notes. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the notes.

        Payments of the principal of, and premium (if any) and interest (including additional interest, if any) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the issuer, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

        We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest (including additional interest, if any) on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture governing the notes.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture governing the notes, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under New York banking law, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants' accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, the Trustee or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

        A Global Note is exchangeable for certificated notes in fully registered form without interest coupons ("Certificated Securities") only in the following limited circumstances:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for the Global Note and we fail to appoint a successor depositary within 90 days of such notice, or

  •
  there shall have occurred and be continuing an event of default with respect to the notes under the indenture and DTC shall have requested the issuance of Certificated Securities.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following summary is a description of certain material United States federal income tax consequences relating to the purchase, ownership and disposition of the notes to persons who purchase notes from us in the offering at their issue price (as defined below). The discussion is for general information only and does not consider all aspects of federal income taxation that may be relevant to the purchase, ownership and disposition of notes by a holder in light of such holder's personal circumstances. In particular, this discussion does not address the federal income tax consequences of ownership of notes by investors that do not hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), or the federal income tax consequences to holders subject to special treatment under the federal income tax laws, such as:

  •
  dealers in securities or foreign currency;

  •
  traders that elect to mark their securities to market;

  •
  tax-exempt investors;

  •
  partnerships and other entities treated as partnerships for U.S. federal income tax purposes or investors therein;

  •
  S corporations and any investors therein;

  •
  United States expatriates;

  •
  regulated investment companies, real estate investment trusts, banks, thrifts, insurance companies or other financial institutions or financial service entities;

  •
  persons that hold the notes as a position in a straddle or as part of a synthetic security or hedge, constructive sale or conversion transaction or other integrated investment;

  •
  holders who are subject to U.S. federal alternative minimum tax;

  •
  holders subject to Medicare contribution tax;

  •
  U.S. holders (as defined below) that have a functional currency other than the U.S. dollar;

  •
  controlled foreign corporations;

  •
  passive foreign investment companies;

  •
  foreign governments or international organizations, within the meaning of Section 892 of the Code; or

  •
  retirement plans.

        Holders subject to the special circumstances described above may be subject to tax rules that differ significantly from those summarized below.

        The term "U.S. holder" means a beneficial owner of notes that is for United States federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for United States federal income tax purposes) organized or created in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to United States federal income tax regardless of its source; or

  •
  a trust (i) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or (ii) that has a valid election in place to be treated as a domestic trust.

        The term "non-U.S. holder" means a beneficial owner of notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and is not a U.S. holder.

        The tax treatment of a partner or owner of an entity that holds the notes and is treated as a partnership for United States federal income tax purposes generally depends on the status and tax situs of the partner and the activities of the partnership. Partners of partnerships considering the purchase of the notes should consult their tax advisors.

        This summary is based upon the Code, existing and proposed federal income tax regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion. There can be no assurance that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes.

        This discussion does not address the effect of any other federal tax laws (e.g., federal estate or gift tax laws) or applicable state, local or foreign tax laws.

Consequences to U.S. Holders

        Interest on the Notes.    Interest payable on the notes should be includible in your gross income as ordinary income when accrued or received in accordance with your regular method of accounting for United States federal income tax purposes.

        Sale or Redemption of the Notes.    Upon the sale, redemption or retirement of the notes, you will recognize taxable gain or loss equal to the difference between the amount of cash or other property received (other than any amount attributable to accrued but unpaid stated interest, which will be taxable as such to the extent not already included in income) and your tax basis in the notes. Your tax basis in your notes generally will be your purchase price for the notes. Any gain or loss you realize upon a sale or disposition of a note, generally will be capital gain or loss. This gain or loss will be long-term capital gain or loss if your holding period for the notes is greater than one year. Under current law, long-term capital gains of certain non-corporate holders are generally taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Consequences to Non-U.S. Holders

        Interest on the Notes.    Under present U.S. federal income tax law, and subject to the discussions below concerning backup withholding and recently enacted legislation on withholding, the payment by us or our paying agent of interest to a non-U.S. holder that is not effectively connected with such holder's U.S. trade or business will not be subject to U.S. federal income or withholding tax, provided that:

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3) of the Code and the Treasury Regulations thereunder;

  •
  you are not a controlled foreign corporation that is related to us;

  •
  you are not a bank holding the notes as loans made in the ordinary course of business; and

  •
  you satisfy certain certification requirements (summarized below).

        In order to meet the aforementioned certification requirement, current Treasury Regulations generally require that:

  •
  you (or your agent) deliver to the withholding agent an IRS Form W-8BEN (or successor form), signed by you or your agent on your behalf, certifying your non-U.S. status; or

  •
  if you hold your notes through a securities clearing organization or certain other financial institutions, the organization or institution that holds your notes provides a signed statement to the withholding agent that is accompanied by a properly completed and duly executed IRS Form W-8BEN (or successor form) provided by you to that same organization or institution.

        Special rules apply to the certifications that must be provided by entities like partnerships, estates, trusts and intermediaries. You should consult your tax advisor regarding the application of the U.S. federal income and withholding tax rules to your particular circumstances.

        In the event that you do not meet the foregoing requirements, interest on the notes will be subject to U.S. federal income and withholding tax at a rate of 30% unless reduced by an applicable income tax treaty.

        Interest on your notes that is effectively connected with your U.S. trade or business will not be subject to U.S. federal withholding tax if you have certified, generally on a properly completed and duly executed applicable IRS Form W-8 (or successor form), that you are exempt from withholding tax. Such interest will be subject to U.S. federal income tax on a net basis generally in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. If you are eligible for the benefits of a tax treaty between the United States and your country of residence, any interest that is effectively connected with a United States trade or business will be subject to United States federal income tax generally only if such interest is attributable to a permanent establishment (or a fixed base in the case of an individual) you maintain in the United States. To claim the benefit of an income tax treaty, you will need to provide a properly completed and duly executed IRS Form W-8BEN (or successor form).

        Sale or Redemption of the Notes.    If you sell or otherwise dispose of your notes in a transaction that is treated as a taxable sale or exchange for U.S. federal income tax purposes (including a retirement or redemption), you generally will not be subject to U.S. federal income tax on any gain you recognize on this transaction, unless:

  •
  the gain is effectively connected with the conduct of your U.S. trade or business in the United States; or

  •
  you are an individual who is present in the U.S. for 183 days or more in the year in which you disposed of your notes and certain other conditions are met.

        A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale generally in the same manner as a non-U.S. holder with respect to the effectively connected interest described above. An individual non-U.S. holder described in the second bullet point above will generally be subject to a 30% (or lower applicable treaty rate) U.S. federal income tax on the gain derived from the sale (net of certain U.S. source capital losses).

Information Reporting and Backup Withholding

        When required, amounts paid on or with respect to the notes, proceeds from a sale or other disposition (including a retirement or redemption) of the notes, and the amount of tax, if any, withheld from such payments and proceeds generally will be reported to the holders of the notes and the IRS during each calendar year.

        A holder may be subject under certain circumstances to backup withholding at a current rate of 28% with respect to interest payments and gross proceeds from the sale, exchange or disposition (including a retirement or redemption) of our notes, unless (i) the holder is a corporation or comes within certain other exempt categories or (ii) prior to payment, the holder provides an accurate taxpayer identification number and certifies as required on a duly completed and executed IRS Form W-9 (or permitted substitute or successor form) or provides a duly completed and executed IRS Form W-8 (or successor form), as applicable, and otherwise complies with the requirements of the backup withholding rules.

        Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder of our notes will be allowed as a credit against such holder's federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the IRS.

Recently Enacted Legislation on Withholding

        The recently enacted Hiring Incentives to Restore Employment Act (the "Hire Act") modifies some of the rules described above, including with respect to certification requirements and information reporting, for debt instruments issued more than two years after its date of enactment (March 18, 2010). Although the notes are currently fully exempt from the new rules, Congress delegated broad authority to the United States Treasury Department to promulgate regulations to implement the new withholding and reporting regime. It cannot be predicted whether or how any regulations promulgated by the United States Treasury Department pursuant to this broad delegation of regulatory authority will affect holders of the notes. Prospective purchasers of the notes should consult their own tax advisors regarding the Hire Act and other legislative proposals that may be relevant to their investment in notes.

        If you are considering the purchase of the notes, you should consult your own tax advisor regarding the application of United States federal income tax laws, as well as other federal tax laws and the laws of any state, local, or foreign taxing jurisdiction, to your particular situation.

UNDERWRITING

        Subject to the terms and conditions of an underwriting agreement, dated the date of this prospectus supplement, among us and Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as representatives of the underwriters in the table below, the underwriters have severally and not jointly agreed to purchase from us, and we have agreed to sell to the underwriters, the principal amount of the notes set forth opposite their names in the table below.

Underwriters	Aggregate Principal Amount of Notes to be Purchased
Banc of America Securities LLC	$100,000,000
Citigroup Global Markets Inc.	100,000,000
J.P. Morgan Securities Inc.	100,000,000
Credit Suisse Securities (USA) LLC	28,574,000
UBS Securities LLC	28,571,000
BNP Paribas Securities Corp.	28,571,000
Goldman, Sachs & Co., Inc.	28,571,000
Barclays Capital Inc.	28,571,000
Deutsche Bank Securities, Inc.	28,571,000
Wells Fargo Securities, LLC	28,571,000

Total	$500,000,000

        The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters are committed to take and pay for all of the notes, if any are taken. We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect thereof.

        We have been advised by the underwriters that they initially propose to offer and sell the notes at the prices set forth on the cover page of this prospectus supplement. If all of the notes are not sold at the initial offering prices, the underwriters may change the offering prices and other selling terms without notice.

        We do not intend to apply for listing of the notes on a national securities exchange. The underwriters have advised us that following the completion of this offering, they presently intend to make a market in the notes. They are not obligated to do so, however, and any market-making activities with respect to the notes may be discontinued at any time without notice. Accordingly, we cannot give any assurance as to the development of any market or the liquidity of any market for the notes.

        ILFC has agreed that it will not, from the date of this prospectus supplement through the date of delivery by ILFC of the notes to investors, without first obtaining the prior written consent of Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., offer, sell, contract to sell or otherwise dispose of in a capital markets transaction any debt securities issued or guaranteed by ILFC and having a tenor of more than one year, except for the notes sold to the underwriters pursuant to the underwriting agreement.

        In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time. In addition, the underwriters may bid for and purchase the notes in the open market to stabilize the price of the notes and may impose "penalty bids" under contractual arrangements whereby they may reclaim from dealers participating in this offering for the account of such underwriter the selling concession with respect to the notes that are distributed in this offering but subsequently purchased for the account of such underwriter.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any notes which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

          (1)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (2)   to any legal entity which has two or more of (a) an average of at least 250 employees during the last financial year; (b) a total balance sheet of more than €43,000,000 and (c) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

          (3)   by the underwriters to fewer than 100 natural or legal persons (other than "qualified investors" as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

          (4)   in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of notes shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Any person making or intending to make any offer of notes within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters which constitute the final offering of notes contemplated in this prospectus supplement.

        For the purposes of this provision, and your representation below, the expression an "offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase any notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        Each person in a Relevant Member State who receives any communication in respect of, or who acquires any notes under, the offer of notes contemplated by this prospectus supplement will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

          (1)   it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

          (2)   in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (a) the notes acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (b) where notes have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those notes to it is not treated under the Prospectus Directive as having been made to such persons.

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (1) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (2) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

        Certain of the underwriters and their respective affiliates have provided, from time to time, and in the future may provide, certain commercial banking, investment banking and financial advisory services to us and our affiliates, for which they have received, and in the future will receive, customary fees. In addition, some of the underwriters and their respective affiliates may have owned, currently own or may own, equity or equity-like securities of us. Affiliates of certain of the underwriters are lenders under our revolving credit facilities, Secured Term Loan 1, Secured Loan 2 and bank financed term loans and may serve as a lead arranger or have other roles in connection with such facilities. Bank of America, N.A., an affiliate of Banc of America Securities LLC, is the administrative agent, collateral agent and a lender, and Banc of America Securities LLC was a joint-lead arranger under Secured Term Loan 1 and Secured Term Loan 2. Barclays Bank PLC is a lender and Barclays Capital, the investment banking division of Barclays Bank PLC, was co-manager under Secured Term Loan 1 and Secured Term Loan 2. Citigroup Global Markets Inc. was a joint-lead arranger under our $2.5 billion revolving credit facility and the sole lead arranger under our $2.0 billion revolving credit facility. BNP Paribas, an affiliate of BNP Paribas Securities Corp., is a participant in our $2.5 billion revolving credit facility and our $2.0 billion revolving credit facility, and was an underwriter for several of our ECA financings. Each of JPMorgan Chase Bank, N.A., an affiliate of Deutsche Bank Securities Inc. and Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, is a lender under our revolving credit facilities. Each of Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC, UBS Securities LLC, Barclays Capital Inc., an investment banking division of Barclays Bank PLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc., Wells Fargo Securities, LLC and Goldman, Sachs & Co. is an initial purchaser of our New Senior Secured Notes.

        We expect that the delivery of the notes will be made against payment therefor on or about August 20, 2010, which will be the seventh business day following the date of pricing of the notes (such settlement cycle being herein referred to as "T+7"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade notes on the date of pricing or within three trading days thereafter will be required, by virtue of the fact that the notes initially will settle T+7, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of pricing or within three trading days thereafter should consult their advisor.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General fiduciary matters

        ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA (an "ERISA Plan") and prohibits certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans and other Plans subject to Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan or other Plan subject to Section 4975 of the Code with respect to which we or an underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

 LEGAL MATTERS

        The validity of the notes offered hereby and certain legal matters in connection with this offering will be passed upon for us by O'Melveny & Myers LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cahill Gordon & Reindel LLP.

EXPERTS

        The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report (which contains an explanatory paragraph emphasizing the Company is dependent upon securing additional sources of financing and the continued financial support of AIG to meet its obligations as they come due) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND AVAILABLE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any document we have filed at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 (1-800-732-0330) for further information on the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You also may read and copy reports and other information filed by us at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, debt securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. This prospectus summarizes material provisions of agreements and other documents that we refer you to. However, because the prospectus may not contain all the information you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will file with the SEC a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

        You should rely on only the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates.

        Except as otherwise indicated, references in this prospectus to "we", "us" and "our" refer to International Lease Finance Corporation.

RISK FACTORS

        Investing in our securities involves risks. You should carefully consider the risks described under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 or in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov and on our website at http://www.ilfc.com/investor.htm.

        The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and supplements to this prospectus. We incorporate by reference:

  (1)
  our Annual Report on Form 10-K for the year ended December 31, 2008;

  (2)
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009; and

  (3)
  our Current Report on Form 8-K, filed May 14, 2009.

        The information filed by us with the SEC in the future will automatically update and supersede this information.

        We also incorporate by reference any filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the original filing of the registration statement, of which this prospectus is part, and until our offering is completed, except for any portion of a document deemed to have been "furnished" and not "filed" in accordance with SEC rules.

        You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

  Alan H. Lund
  Vice Chairman and Chief Financial Officer
  International Lease Finance Corporation
  10250 Constellation Boulevard, Suite 3400
  Los Angeles, California 90067
  Telephone: 310-788-1999

FORWARD-LOOKING STATEMENTS

        Some of the information included or incorporated by reference into this prospectus contains forward-looking statements. These include statements regarding, among other matters, the potential sale of us by our parent, American International Group, Inc., a Delaware corporation ("AIG"), the state of the airline industry, our access to the capital markets, our ability to restructure leases and repossess aircraft, the structure of our leases, regulatory matters pertaining to compliance with governmental regulations and other factors affecting our financial condition or results of operations. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and "should" and variations of these words and similar expressions, are used in many cases to identify these forward-looking statements. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to vary materially from our future results, performance or achievements, or those of the industry, expressed or implied in such forward-looking statements. Such factors include, among others, general industry economic and business conditions, which will, among other things, affect demand for aircraft, availability and creditworthiness of current and prospective lessees, lease rates, availability and cost of financing and operating expenses, governmental actions and initiatives and environmental and safety requirements, as well as the factors discussed under "Risk Factors" in our incorporated documents. We will not update any forward-looking information to reflect actual results or changes in the factors affecting the forward-looking information.

INTERNATIONAL LEASE FINANCE CORPORATION

        We primarily acquire new commercial jet aircraft from The Boeing Company and Airbus S.A.S. and lease these aircraft to airlines throughout the world. In addition to our leasing activity, we sell aircraft from our leased aircraft fleet to other leasing companies, financial services companies and airlines. In some cases, we provide fleet management services to investors and/or owners of aircraft portfolios for a management fee. We have also provided asset value guarantees and a limited number of loan guarantees to buyers of aircraft or to financial institutions for a fee. Additionally, we remarket and sell aircraft owned or managed by others for a fee.

        We are an indirect wholly owned subsidiary of AIG.

        We are incorporated in the State of California. We maintain our principal executive offices at 10250 Constellation Boulevard, Suite 3400, Los Angeles, California 90067. Our telephone number is (310) 788-1999 and our facsimile number is (310) 788-1990.

 Ratio of Earnings to Fixed Charges

        The following table sets forth our ratio of earnings to fixed charges for the periods shown:

	Year Ended December 31,
Six Months Ended June 30, 2009
	2008	2007	2006	2005	2004
1.94	1.66	1.53	1.44	1.51	1.63

        For purposes of computing the ratio of earnings to fixed charges, earnings consist of net income adjusted for the provision for income taxes, fixed charges and capitalized interest, and fixed charges consist of interest expense, capitalized interest and the interest factor of rents.

AMERICAN INTERNATIONAL GROUP, INC.

        AIG is a holding company which, through its subsidiaries, is engaged in a broad range of insurance and insurance-related activities in the United States and abroad. AIG's primary activities include both general insurance and life insurance and retirement services operations. Other significant activities include financial services and asset management. The common stock of AIG is listed on the New York Stock Exchange, among others.

        Neither AIG nor any of its subsidiaries will be a co-obligor or guarantor of the debt securities.

 USE OF PROCEEDS

        We will use proceeds that we receive from the sale of the debt securities, together with internally generated funds, for general corporate purposes unless the prospectus supplement states otherwise. General corporate purposes will include our purchases of aircraft and repayment of our debt as it matures. We will invest any proceeds from the sale of the debt securities not immediately used in marketable securities until spent.

DESCRIPTION OF DEBT SECURITIES

        We may offer unsecured debt securities (the "Debt Securities") under an indenture dated as of August 1, 2006 (the "Indenture") between us and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"). The following is a summary of the material provisions of the Debt Securities and of the Indenture. You should read all provisions of the Indenture carefully, including the definitions of certain terms, before you decide to invest in the Debt Securities. A copy of the Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        The Debt Securities will rank equally with our other unsecured and unsubordinated indebtedness, unless otherwise provided in the prospectus supplement. The Indenture does not limit the amount of Debt Securities that we may issue. We may issue Debt Securities in one or more series.

        The prospectus supplement will set forth the initial offering price, the aggregate principal amount, the maturity date and some or all of the following terms of the Debt Securities:

  (1)
  the title;

  (2)
  any limit on the aggregate principal amount of a particular series;

  (3)
  to whom interest on the Debt Securities should be paid if other than the registered owner;

  (4)
  the date or dates on which we agree to pay principal and any provision for the deferral of such date or dates;

  (5)
  the rate or rates of interest for the Debt Securities (which may be fixed or variable) and, if applicable, the method used to determine the rate or rates of interest, the date or dates from which interest will accrue, the dates that interest shall be payable and the record date for the payment of the interest;

  (6)
  the place or places where the principal of, and premium, if any, and any interest on the Debt Securities will be payable, or the method of such payment;

  (7)
  the period or periods within which, the price or prices at which, and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at our option;

  (8)
  any mandatory or optional sinking fund or analogous provisions and our obligation, if any, to redeem or repurchase the Debt Securities pursuant to any sinking fund or similar provisions or at the option of a holder thereof, and the period, price and terms and conditions for the redemption or repurchase;

  (9)
  the authorized denominations if other than the specified denominations set forth in the Indenture;

  (10)
  the currency or currencies in which we agree to make payments on Debt Securities;

  (11)
  the method of determining amounts of principal, any premium and interest payable on the Debt Securities if these amounts are calculated in reference to an index;

  (12)
  the amount of principal that we will pay upon acceleration, if other than the entire principal amount;

  (13)
  if the Debt Securities of a particular series will not rank equally and pari passu with the Debt Securities of each other series, the ranking of the Debt Securities of that series;

  (14)
  additional Events of Default (as defined under the heading "Events of Default" below) or modifications to the Events of Default, covenants, notice requirements or redemption provisions, if any;

  (15)
  whether we will issue the debt securities in certificates or book-entry form (see "Certificated Securities" and "Global Securities" below); and

  (16)
  any additional terms.

        The prospectus supplement will also describe any federal income tax consequences and other special considerations applicable to any Debt Securities issued with original issue discount.

Payment of Interest and Exchange

        We will issue the Debt Securities of each series either in the form of one or more global securities (each a "Global Security") registered in the name of Cede & Co. as the nominee of The Depository Trust Company (the "Depository") or such other name as may be requested by an authorized representative of the Depository, or as a certificate issued in definitive registered form (a "Certificated Security"), as set forth in the prospectus supplement. If we do not state the form of a series of Debt Securities in a prospectus supplement, we are issuing the series as a Global Security. Principal, premium, if any, and interest, if any, is to be paid to registered holders at the office of the Trustee in the Borough of Manhattan, City and State of New York or at any paying agency maintained by the Company for that purpose as described under "Global Securities" below. We may provide at our option for payment of interest to registered holders of Certificated Securities by check mailed to the address of the holder as it appears on the register for the Certificated Securities.

Certificated Securities

        A holder may present Certificated Securities for transfer or exchange at the Trustee's office or paying agencies in accordance with the terms of the Indenture unless the prospectus supplement states otherwise. There will not be a service charge for any transfer or exchange of Certificated Securities, but the transfer or exchange is subject to other limitations set forth in the Indenture.

Global Securities

        Unless we tell you otherwise in a prospectus supplement, we will register each Global Security representing Debt Securities in the name of Cede & Co. (the Depository's partnership nominee). Cede & Co. may not transfer any Global Security, in whole or in part, to anyone except the Depository or a nominee of the Depository unless it is exchanged first for a Certificated Security.

        The information under the headings "The Depository" and "Book-Entry System" in this section concerning the Depository and the Depository's book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof.

The Depository

        The Depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depository holds securities that the Depository's participants ("Direct Participants") deposit with the Depository. The Depository also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

        The Depository is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for the Depository, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the Depository system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Depository Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about the Depository can be found at www.dtcc.com and www.dtc.org.

        The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. Those laws may impair the ability to transfer beneficial interests in Debt Securities represented by Global Securities.

Book-Entry System

        We anticipate that the following provisions will apply to all depository arrangements unless the prospectus supplement states otherwise.

        Ownership of beneficial interests in Debt Securities will be limited to Direct Participants or Indirect Participants.

        Upon the issuance of a Global Security, the Depository will credit, on its book-entry registration and transfer system, to the accounts of the applicable Direct Participants, the respective principal amounts of the Debt Securities represented by such Global Security. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of those Debt Securities. Purchases of Debt Securities under the Depository system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on the Depository's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depository of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Debt Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

        To facilitate subsequent transfers, all Debt Securities deposited by Direct Participants with the Depository are registered in the name of the Depository's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of the Depository. The deposit of Debt Securities with the Depository and their registration in the name of Cede & Co. or such other the Depository nominee do not effect any change in beneficial ownership. The Depository has no knowledge of the actual Beneficial Owners of the Securities; the Depository's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        So long as the Depository or its nominee is the registered owner of a Global Security, it will be considered the sole owner or holder of the Debt Securities represented by that Global Security for all purposes under the Indenture. Beneficial Owners will not be entitled to have the Debt Securities represented by a Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

        We will make payments of redemption proceeds, principal, premium, if any, and interest on book-entry Debt Securities to the Depository or its nominee, as the registered owner of the Global Security representing such Debt Securities. Neither we nor the Trustee nor any of our agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security, or with respect to maintaining, supervising or reviewing any records relating to a beneficial ownership interest.

        We expect that the Depository, upon receipt of any redemption proceeds or any principal, premium or interest payment, will immediately credit Direct Participants' accounts with payments in amounts proportionate to the respective beneficial interests in the Global Security, as shown on the records of the Depository. We also expect that payments by Direct Participants to Indirect Participants and by Direct Participant and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and accordingly will be the responsibility of the Direct and Indirect Participants and not of the Depository, its nominee, us or the Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds or principal, premium, or interest payments to the Depository or its nominee is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of the Depository and disbursement of such payments to Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

        As long as the Debt Securities are held by the Depository or its nominee and the Depository continues to make its same day funds settlement system available to us, all payments of principal and interest on the Debt Securities will be made in immediately available funds.

        We expect that the forwarding of notices and other communications by the Depository to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among themselves, subject to any statutory or regulatory requirements which may be in effect from time to time. Neither the Depository nor Cede & Co. (nor any other Depository nominee) will consent or vote with respect to the Debt Securities unless authorized by a Direct Participant in accordance with the Depository's procedures. We are advised that the Depository's usual procedure is to mail an omnibus proxy to us as soon as possible after the record date with respect to any such consent or vote. The omnibus proxy would assign Cede & Co.'s consenting or voting rights to the Direct Participants to whose accounts the Debt Securities are credited on the applicable record date, which will be identified in a listing attached to the omnibus proxy.

        In the event the Depository is unwilling or unable to continue as Depository for a series of Debt Securities and we do not appoint a successor Depository within 90 days, we will issue the Debt Securities in certificated form in exchange for the Global Security.

        We may decide at any time not to have Debt Securities of a particular series represented by one or more Global Securities and, accordingly will issue Debt Securities representing such series in certificated form in exchange for all of the Global Security or Securities representing those Debt Securities.

Certain Covenants of the Company

        Restrictions on Liens.    We will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money secured by any mortgage, as defined under the heading "Certain Definitions" below:

  •
  upon any of our property or the property of any Restricted Subsidiary, as defined under the heading "Certain Definitions" below, or

  •
  upon any shares of stock of any Restricted Subsidiary,

without ensuring that the Debt Securities are equally and ratably secured with such indebtedness for borrowed money. We may also choose to secure our other indebtedness and the indebtedness of a Restricted Subsidiary ranking equally with the Debt Securities at the time we secure the Debt Securities. This limitation does not apply to:

  (1)
  mortgages existing on August 1, 2006;

  (2)
  certain mortgages securing all or a part of the purchase price of property, other than property acquired for lease to another person;

  (3)
  mortgages on the property of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary;

  (4)
  mortgages securing indebtedness for borrowed money owed by a Restricted Subsidiary to us or another Restricted Subsidiary;

  (5)
  mortgages on property of another corporation that are in existence at the time we or a Restricted Subsidiary acquire the property of that corporation as an entirety or substantially as an entirety, including acquisition by merger or consolidation;

  (6)
  any replacement of any of the items listed in clauses (1) through (5) above, provided that the principal amount of the indebtedness secured by the mortgage may not be increased and the principal repayment schedule and maturity may not be extended and the mortgage is limited to the same property subject to the mortgage replaced or property substituted therefor;

  (7)
  liens in connection with certain legal proceedings;

  (8)
  liens for certain taxes or assessments or certain governmental charges or levies, landlord's liens and charges incidental to the conduct of our business or the business of a Restricted Subsidiary or the ownership of property and assets by us or a Restricted Subsidiary, if the liens are not incurred in connection with the borrowing of money or the obtaining of advances or credit and do not, in our opinion, materially impair the use of that property in our business operations or the business operations of a Restricted Subsidiary or the value to the business of that property; and

  (9)
  mortgages not otherwise excepted above securing indebtedness for borrowed money which, when aggregated with all other outstanding indebtedness for borrowed money of ours and of the Restricted Subsidiaries secured by mortgages not otherwise excepted above, does not exceed 12.5% of our Consolidated Net Tangible Assets, as defined under the heading "Certain Definitions" below.

        Restrictions as to Dividends and Certain Other Payments.    We may not pay or declare any dividend or make any distributions on any of our capital stock, except in shares of, or warrants or rights to subscribe for or purchase shares of, capital stock of the Company, or make any payment ourselves or through any Restricted Subsidiary to acquire or retire shares of stock, at a time when an Event of Default has occurred and is continuing under the Indenture because:

  (1)
  we have failed to pay interest on the Debt Securities for at least 30 days after such interest was due;

  (2)
  we have failed to pay the principal or premium, if any, on the Debt Securities when due and payable at maturity, upon redemption, by declaration or otherwise; or

  (3)
  we have failed to deposit any sinking fund payment with respect to Debt Securities when and as due.

        Restrictions on Investments in Non-Restricted Subsidiaries.    We will not, nor will we permit any Restricted Subsidiary to, invest in or transfer assets to a Non-Restricted Subsidiary if immediately after the transfer we would be in breach of or default under the Indenture.

        Limited Covenants in the Event of a Highly Leveraged Transaction.    Other than our covenants included in the Indenture described above and as described below in "Merger and Sale of Assets," there are no covenants or provisions in the Indenture that afford holders protection should we participate in a highly leveraged transaction, leveraged buyout, reorganization, restructuring, merger or similar transaction.

Certain Definitions

        Certain significant terms which are defined in the Indenture are set forth below:

        "Consolidated Net Tangible Assets" means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet for us together with our Restricted Subsidiaries, after deducting:

  (1)
  all liability items except indebtedness (whether incurred, assumed or guaranteed) for borrowed money maturing by its terms more than one year from the date of creation thereof or which is extendible or renewable at the sole option of the obligor in a manner where it could become payable more than one year from the date of creation thereof, shareholder's equity and reserves for deferred income taxes,

  (2)
  all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case, would be included on our balance sheet, and

  (3)
  investments and equity in the net assets of Non-Restricted Subsidiaries.

        "Mortgages" means any mortgage, pledge, lien or other encumbrance of any nature.

        "Non-Restricted Subsidiary" means (1) any Subsidiary designated as non-restricted by our Board of Directors in accordance with the Indenture, and (2) any other Subsidiary of which the majority of the voting stock is owned, directly or indirectly, by one or more Non-Restricted Subsidiaries, if such Subsidiary is a corporation, or in which a Non-Restricted Subsidiary is a general partner, if such Subsidiary is a limited partnership.

        "Restricted Subsidiaries" means all Subsidiaries other than Non-Restricted Subsidiaries. Our Board of Directors may change the designations of Restricted Subsidiaries and Non-Restricted Subsidiaries, subject to specified conditions in the Indenture.

        "Subsidiary" means any corporation, partnership or trust of which we or one or more other Subsidiaries own, or we together with one or more Subsidiaries own, directly or indirectly, more than 50% of the stock or other interests evidencing ownership in such corporation, partnership or trust, which ordinarily has voting power for the election of directors (or other persons performing equivalent functions).

Merger and Sale of Assets

        We may consolidate with or merge into any other Person (as defined in the Indenture) or convey, transfer or lease our properties and assets substantially as an entirety to any Person, and another Person may consolidate or merge with us or convey, transfer or lease its properties and assets to us substantially as an entirety only if the following conditions are satisfied:

  (1)
  the entity formed by consolidation or merger or to which such assets or properties are conveyed, transferred or leased, is a corporation, partnership or trust organized and validly existing under the laws of the United States, any State or the District of Columbia and such Person expressly assumes our obligations under the Indenture;

  (2)
  immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

  (3)
  if, as a result of such consolidation, merger, conveyance, transfer or lease, our property or assets become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the Indenture, we or such person will have taken appropriate steps to secure any of the Debt Securities equally and ratably with the indebtedness secured thereby.

        Upon such consolidation, merger, conveyance, transfer or lease, the successor entity shall be substituted for us under the Indenture and, except in the case of a lease, we will be relieved of all obligations under the Indenture.

Events of Default

        The Indenture defines an Event of Default with respect to Debt Securities of any series as being any one of the following occurrences:

  (1)
  our failure to pay any installment of interest on the Debt Securities of that series when due and payable, and the continuation of our failure to pay for 30 days or more;

  (2)
  our failure to pay all or any part of the principal of or premium, if any, on the Debt Securities of that series when due at maturity, when due upon redemption, or when due by declaration or otherwise;

  (3)
  our failure to deposit any sinking fund payment for that series of Debt Securities when and as due;

  (4)
  our default in the performance of any other covenant contained in the Indenture or any Debt Security of that series (except as to covenants included in the Indenture not for the benefit of that particular series of Debt Securities) continued for 60 days after written notice to us by the Trustee, or notice to each of us and the Trustee by the holders of at least 25% in principal amount of the outstanding Debt Securities of that series;

  (5)
  our default under any mortgage, indenture (including the Indenture) or instrument under which indebtedness for borrowed money is issued or is secured or evidenced, which default constitutes a failure to pay principal of such indebtedness in an amount exceeding $50,000,000 when due and payable (other than as a result of acceleration) after expiration of any applicable grace periods or results in indebtedness for borrowed money in the aggregate of $50,000,000 or more becoming or being declared due and payable before the date on which it would otherwise become due and payable, and such acceleration is not rescinded or annulled or such indebtedness for borrowed money is not discharged within 30 days after written notice to us by the Trustee, or notice to each of us and the Trustee by the holders of at least 25% in principal amount of the outstanding Debt Securities of that series;

  (6)
  certain events in bankruptcy, insolvency, reorganization, receivership, or liquidation, whether voluntary or involuntary; or

  (7)
  any other events of default provided in a supplemental indenture, if any, or an officer's certificate, if any, with respect to the Debt Securities of that series.

        If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Debt Securities of each affected series may declare the Debt Securities of that series to be due and payable immediately, but under certain conditions such acceleration may be rescinded by the holders of a majority in principal amount of the Debt Securities of each affected series.

        The holder of any Debt Security of any series will not have any right to institute any proceeding with respect to the Indenture or remedies thereunder, unless

  (1)
  the holder previously gives the Trustee written notice of an Event of Default with respect to that series that is continuing,

  (2)
  the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series shall have made written request to the Trustee and offered the Trustee satisfactory indemnity to institute such proceeding as Trustee, and

  (3)
  the Trustee shall have failed to institute such proceeding for 60 days after its receipt of such notice.

        However, the right of any holder of any Debt Security to institute suit for enforcement of any payment of principal, premium, if any, and interest on such Debt Security on or after the applicable due date, may not be impaired or affected without such holder's consent.

        The holders of a majority in principal amount of outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee with respect to Debt Securities of that series. However, the Trustee may refuse to follow any direction that conflicts with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of such holders, the Trustee shall be entitled to receive reasonable security or indemnity from such Holders against the costs, expenses and liabilities which could be incurred in compliance with any such direction. The Trustee may withhold from holders of Debt Securities notice of any continuing default (except a default in payment of principal, premium, if any, or interest), if it determines that withholding notice is in their interests.

        We are required to furnish to the Trustee within 120 days after the end of each fiscal year a statement as to whether we are in default under the Indenture and, if we are in default, specifying all such defaults and the nature and status thereof.

Amendment, Supplement and Waiver of the Indenture

        We, together with the Trustee, may amend or supplement the Indenture with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such amendment or supplement. Any past default by us and its consequences may be waived with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such default. However, we may not enter into any amendment, supplement or waiver without the consent of the holders of all affected Debt Securities if the amendment, supplement or waiver would:

  (1)
  change the stated maturity of the principal of or any installment of principal or interest on any Debt Security;

  (2)
  reduce the principal amount payable of, the rate of interest on, or any premium payable upon the redemption of any Debt Security;

  (3)
  reduce the amount of principal of an original issue discount security that would be due and payable upon a declaration of acceleration;

  (4)
  adversely affect any right of repayment at the option of the holder of any Debt Security;

  (5)
  reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

  (6)
  make any Debt Security payable in a currency other than that stated in the Debt Security;

  (7)
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof; or

  (8)
  reduce the percentage in principal amount of outstanding Debt Securities of any series whose holders must consent to any amendment, supplement or waiver.

        We, together with the Trustee, may, without the consent of any holder of Debt Securities, amend or supplement the Indenture for purposes including:

  (1)
  to evidence our succession by another corporation;

  (2)
  to add covenants for the benefit of the holders of all or any series of Debt Securities or any additional Event of Default;

  (3)
  to permit or facilitate the issuance of Debt Securities in bearer or uncertificated form;

  (4)
  to change or eliminate any provision of the Indenture if such change or elimination is effective only when there are no Debt Securities outstanding issued prior to such change or elimination and entitled to the benefit of such provision;

  (5)
  to secure the Debt Securities;

  (6)
  to establish the form or terms of the Debt Securities of any series as permitted under the Indenture;

  (7)
  to evidence the appointment of a successor trustee with respect to one or more series of Debt Securities;

  (8)
  to cure any ambiguity; or

  (9)
  to correct or supplement any provision of the Indenture inconsistent with other provisions or make any other provision which does not materially adversely affect the interests of the holders of Debt Securities.

Defeasance and Covenant Defeasance

        We may discharge our obligations under the Indenture with respect to any series of Debt Securities other than:

  (1)
  our obligation to register, transfer and exchange certificated Debt Securities;

  (2)
  our obligations with respect to mutilated, destroyed, lost or stolen certificated Debt Securities;

  (3)
  our obligations to maintain an office or agency in the place designated for payment of the Debt Securities and with respect to the treatment of funds held by paying agents;

  (4)
  our obligation to prepare and exchange definitive Debt Securities for any temporary Debt Securities issued, if any;

  (5)
  our obligation to hold, or cause the paying agent to hold, in trust money for the payment of principal, premium, if any, and interest due on outstanding Debt Securities of that series for the benefit of such holders;

  (6)
  certain obligations to the Trustee; and

  (7)
  certain obligations arising in connection with such discharge of obligations.

        We refer to this as a "defeasance." We may also be released from the restrictions described under the heading "Certain Covenants of the Company" above and any other restrictions identified in the applicable prospectus supplement with respect to a series of Debt Securities. We refer to this as "covenant defeasance."

        The conditions we must satisfy for defeasance or covenant defeasance include the following:

  (1)
  We must have irrevocably deposited with the Trustee or another satisfactory trustee, trust funds for the payment of the Debt Securities of that series. The trust funds must consist of money or U.S. Government Obligations, as defined below, or a combination thereof, which will be in an amount sufficient without reinvestment to pay at maturity or redemption the entire amount of principal, premium, if any, and interest on the Debt Securities of that series, and to pay any mandatory sinking fund or analogous payments.

  (2)
  No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Debt Securities of that series shall have occurred and be continuing on the date we make the deposit or, for certain purposes, during the period ending on the 123rd day after the date of the deposit, or on the day after the expiration of any longer preference periods.

  (3)
  The defeasance or covenant defeasance will not cause the Trustee to have a conflicting interest as referred to in the Indenture.

  (4)
  The defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or other material agreements or instruments or cause the Debt Securities of that series, if listed on a national securities exchange, to be delisted.

        In the case of defeasance, we are also required to deliver to the Trustee an opinion of counsel stating that we have received a direct ruling from the Internal Revenue Service, or such a ruling has been published, or since the date of the Indenture there has been a change in the applicable federal income tax law, such that the holders of the outstanding Debt Securities of the series to be defeased will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance. The ruling must provide that the holders of the outstanding Debt Securities to be defeased will be subject to federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if the defeasance had not occurred.

        In the case of a covenant defeasance, we are required to deliver to the Trustee an opinion of counsel to the effect that the holders of the outstanding Debt Securities of the series for which covenant defeasance is proposed will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred.

        "U.S. Government Obligations" is defined in the Indenture as securities that are:

  (1)
  direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or

  (2)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

        In either case, the U.S. Governmental Obligations may not be callable or redeemable at the option of the issuer, and shall also include a depository receipt issued by a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), as custodian with respect to such U.S. Government Obligation or a specific payment of principal of or interest on such U.S. Government Obligation held by the custodian for the account of the holder of such depository receipt. However, the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt except as required by law.

The Trustee

        Deutsche Bank Trust Company Americas acts as the Trustee under the Indenture. We may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the Trustee and its affiliates in the ordinary course of business. Affiliates of the Trustee may participate as underwriters, agents or dealers in offerings of our securities.

Governing Law

        The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following summary describes certain U.S. federal income tax considerations generally of importance to holders of Debt Securities. With respect to a specific series of Debt Securities, the prospectus supplement relating to such series of Debt Securities may contain additional discussion regarding the U.S. federal income tax considerations with respect to that series of Debt Securities that will supplement or supersede this general discussion. This summary only applies to persons that purchase Debt Securities at their issue price as part of the original issuance of the Debt Securities.

        Subject to any additional discussion in the applicable prospectus supplement, it is expected, and the discussion below assumes, that all Debt Securities are 100% principal-protected (i.e., that their holders would be entitled to receive payment at maturity equal to at least 100% of their principal amount).

        This summary discusses only Debt Securities held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). It does not discuss tax considerations that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as financial institutions, insurance companies, tax-exempt investors, traders in securities that elect to mark to market, regulated investment companies, dealers in securities or currencies, persons holding Debt Securities as a currency, interest rate or other hedge, or as a position in a "straddle" or other integrated transaction for tax purposes, U.S. expatriates or persons treated as residents of more than one country, persons who acquire or for U.S. federal income tax purposes are deemed to have acquired Debt Securities in an exchange or for property other than cash, holders whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar, persons subject to the alternative minimum tax, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, or persons holding Debt Securities through any such entities. This summary does not discuss Debt Securities issued with original issue discount ("OID"). The discussion below is based on existing provisions of the Code, judicial decisions and administrative rulings and pronouncements, and existing and proposed Treasury Regulations, all of which are subject to alternative construction or to change possibly with retroactive effect. Prospective investors are urged to consult their tax advisors regarding the U.S. federal tax consequences of acquiring, holding and disposing of the Debt Securities, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

        If a partnership or other entity treated as a partnership for U.S. tax purposes holds Debt Securities, the tax consequences to a partner will generally depend upon the status of the partner and the activities of the partnership. A holder of Debt Securities that is a partnership, and partners in such a partnership, should consult their tax advisors about the U.S. federal income tax consequences to them of the ownership and disposition of the Debt Securities.

U.S. Tax Considerations for U.S. Holders

        As used herein, the term "U.S. Holder" means a beneficial owner of a Debt Security that is:

  •
  a citizen or resident of the United States,

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof,

  •
  an estate whose income is includable in gross income for U.S. federal income tax purposes regardless of its source, or

  •
  a trust, (i) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has in effect a valid election to be treated as a U.S. person.

Interest

        Interest on the Debt Securities generally will be taxable to a U.S. Holder as ordinary interest income at the time it is accrued or received, depending in part on the U.S. Holder's regular method of tax accounting.

Disposition or Repayment of a Debt Security

        A U.S. Holder generally will recognize taxable gain or loss equal to the difference between any amount realized on the taxable sale, exchange or retirement of the Debt Securities and that holder's adjusted tax basis in the Debt Securities except to the extent that gain or loss is attributable to accrued but unpaid interest. A U.S. Holder's adjusted tax basis in the Debt Securities generally will be equal to that holder's initial investment in the Debt Securities. The gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the Debt Securities were held by the holder for more than twelve months. The deductibility of capital losses is subject to a number of limitations. Prospective purchasers of Debt Securities should consult their own tax advisors concerning the tax consequences of a sale, exchange or other disposition of the Debt Securities.

Information Reporting and Backup Withholding

        The amount of any interest paid on the Debt Securities in each calendar year and the amount of tax withheld, if any, with respect to the payments will generally be required to be reported to the Internal Revenue Service ("IRS"). A U.S. Holder may be subject to backup withholding tax with respect to interest payments and gross proceeds from the sale, exchange or disposition of Debt Securities unless (i) the U.S. Holder is a corporation or comes within certain other exempt categories or (ii) prior to payment, the U.S. Holder provides an accurate taxpayer identification number and certifies as required on a duly completed and executed IRS Form W-9 (or permitted substitute or successor form), and otherwise complies with the requirements of the backup withholding rules.

        Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided the required information is furnished to the IRS.

Certain U.S. Tax Considerations for Foreign Holders

        Set forth below is a summary of certain U.S. tax consequences for Foreign Holders of Debt Securities. For purposes of this discussion, "Foreign Holder" means a beneficial owner of a Debt Security that is an individual, corporation (including an entity treated as a corporation for U.S. federal income tax purposes), trust or estate that is not a U.S. Holder.

Income, Withholding and Estate Tax

        Subject to the discussion of backup withholding below:

  •
  Payments of principal of and interest on a Debt Security to a Foreign Holder will not be subject to U.S. federal income tax or withholding tax if, in the case of interest:

  (1)
  the payments are not effectively connected with the conduct of a U.S. trade or business,

  (2)
  the Foreign Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

  (3)
  the Foreign Holder is not (a) a controlled foreign corporation related to us through stock ownership, (b) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (c) a foreign tax-exempt organization or a foreign private foundation for U.S. federal income tax purposes,

  (4)
  the interest is not contingent on our profits, revenues, or changes in the value of our property or otherwise described as contingent interest in Section 871(h)(4) of the Code ("Contingent Interest"), and

  (5)
  either (a) prior to payment, a statement (generally made on a properly completed and duly executed IRS Form W-8BEN) is received certifying that the beneficial owner of the Debt Security is not a U.S. person and certain other requirements are met or (b) the Foreign Holder holds the Debt Security through a foreign intermediary or partnership and the certification requirements of applicable Treasury Regulations are satisfied;

  •
  A Foreign Holder of a Debt Security will not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of a Debt Security unless in general:

  (1)
  the gain is effectively connected with the conduct of a U.S. trade or business of the Foreign Holder, or

  (2)
  the Foreign Holder is an individual who is present in the United States for 183 days or more during the taxable year and either (a) the individual's "tax home" for U.S. federal income tax purposes is in the United States, or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by the individual; and

  •
  A Debt Security beneficially owned by an individual who at the time of death was not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) will not be included in the decedent's gross estate for U.S. federal estate tax purposes as a result of such individual's death, unless the individual:

  (1)
  actually or constructively owned 10% or more of the total combined voting power of all classes of our stock entitled to vote, or

  (2)
  held the Debt Security in connection with a U.S. trade or business, or

  (3)
  the Debt Security provided for the payment of Contingent Interest.

        A Foreign Holder that does not qualify for exemption from withholding under the rules summarized above generally will be subject to U.S. withholding at a rate of 30% (or lower treaty rate under an applicable income tax treaty) on payments of interest on the Debt Securities.

        If a Foreign Holder is engaged in a trade or business in the United States, and if interest on its Debt Securities (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct of such trade or business, the Foreign Holder, although exempt from the withholding tax discussed above (provided the Foreign Holder timely provides a properly completed and duly executed IRS Form W-8ECI or successor form), will generally be subject to regular U.S. federal income tax on such effectively connected income in the same manner as if it were a U.S. person unless such Foreign Holder properly claims the benefits of an applicable income tax treaty, if any, between the United States and its country of residence (generally by providing a properly completed and duly executed IRS Form W-8BEN) and such interest or gain is not attributable to a permanent establishment or fixed base of such Foreign Holder in the United States. In addition, if a Foreign Holder is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

        The foregoing does not deal with all aspects of U.S. federal income and withholding tax that may be relevant to Foreign Holders, including Foreign Holders that hold Debt Securities through a partnership, qualified intermediary or other "pass-through" entity. Foreign Holders are advised to consult their own tax advisors for specific advice concerning the ownership and disposition of Debt Securities.

Backup Withholding and Information Reporting

        The amount of any interest paid on the Debt Securities in each calendar year and the amounts of tax withheld, if any, with respect to the payments will generally be required to be reported to the IRS. Foreign Holders who have provided the form and certifications mentioned above or who have otherwise established an exemption will generally not be subject to backup withholding tax if neither we nor our agent has actual knowledge or reason to know that any information in those forms and certifications is unreliable or that the conditions of the exemption are in fact not satisfied.

        Payments of the proceeds from the sale of a Debt Security held by a Foreign Holder to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, may apply to those payments if the broker is one of the following:

  •
  a U.S. person,

  •
  a controlled foreign corporation for U.S. federal income tax purposes,

  •
  a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business, or

  •
  a foreign partnership with specified connections to the United States.

        Information reporting and backup withholding may apply to payment of the proceeds from a sale of a Debt Security held by a Foreign Holder to or through the U.S. office of a broker unless the holder establishes an exemption from one or both.

        Foreign Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Backup withholding is not a separate tax, but is allowed as a refund or credit against the holder's U.S. federal income tax, provided the necessary information is furnished to the IRS.

 PLAN OF DISTRIBUTION

        We may sell the Debt Securities on a continuous or delayed basis through underwriters, dealers or agents or directly to one or more purchasers.

        If underwriters or dealers are used in the sale, the underwriters or dealers will acquire the Debt Securities for their own account and may later resell the Debt Securities. Resale transactions for the Debt Securities may include negotiated transactions, the resale at a fixed public offering price or resale at varying prices determined at the time of sale. The Debt Securities may be offered to the public through underwriting syndicates which may be represented by managing underwriters. Such underwriting firms may purchase and sell the Debt Securities in the secondary market, but they are not obligated to do so. There are no assurances that there will be a secondary market for the Debt Securities. The obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Debt Securities of a series if any are purchased. We will include the names of the underwriters (including any managing underwriters) or dealers and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We may also sell the Debt Securities directly or through agents designated by us. We will name any agent involved in the offer or sale of the Debt Securities and state any commissions paid by us to that agent in the prospectus supplement. We will set forth in the prospectus supplement the net proceeds we will receive from the sale of the Debt Securities. Unless indicated in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment. Any agent will also be deemed to be an underwriter as that term is defined in the Securities Act of any of the Debt Securities it offers or sells.

        We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Debt Securities at the public offering price provided in the prospectus supplement and provide for payment and delivery on a future date specified in the prospectus supplement. Contracts for those delayed purchases will be subject only to the conditions contained in the prospectus supplement and the prospectus supplement will set forth the commission to be paid for solicitation of those contracts.

        We may indemnify any underwriters, dealers and agents who participate in the distribution of the Debt Securities against certain civil liabilities, including liabilities under the Securities Act. We also may agree to make contributions with respect to payments which the agents or underwriters may be required to make. Our underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

FINRA Regulations

        Affiliates of ours may act as an underwriter, dealer or agent in a sale of the Debt Securities. Rule 2720 of the NASD Conduct Rules of the Financial Industry Regulatory Authority, Inc. ("FINRA") imposes certain requirements when a FINRA member distributes an affiliated company's securities. As a result, we will conduct any offering in which any of our affiliates acts as an underwriter, dealer or agent in compliance with the applicable requirements of Rule 2720. The maximum compensation we will pay to a FINRA member or independent broker-dealer in connection with any offering of the Debt Securities will not exceed 8% of the maximum proceeds of such offering.

        None of our affiliates, or any other FINRA member participating in an offering of these securities in which any of our affiliates is acting as an underwriter, dealer or agent will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

        Our affiliates may use this prospectus in the initial sale of these securities or in a secondary market transaction in these or similar securities after their initial sale. In secondary market transactions, our affiliates may resell the securities they acquire from other holders, after the original offering and sale of the securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, our affiliates may act as principal or agent and may receive compensation in the form of discounts and commissions from both the purchaser and seller.

        We will not receive any proceeds from secondary market transactions and we do not expect that any of our affiliates that engage in these transactions will pay any proceeds from secondary market transactions to us. Information about trade and settlement dates, as well as the purchase price, for secondary market transactions will be provided to the purchaser in a separate confirmation of sale. You may assume that the prospectus is being used in a secondary market transaction unless we or our agent or one of our affiliates informs you otherwise.

EXPERTS

        The financial statements and financial statement schedule incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

        The validity of the issuance of the Debt Securities we are offering will be passed upon for us by O'Melveny & Myers LLP, Los Angeles, California.

$500,000,000

8 7/8% Senior Notes due 2017

Joint Lead Book-Running Managers
BofA Merrill Lynch	Citi	J.P. Morgan

BNP PARIBAS	Credit Suisse	Goldman, Sachs & Co.	UBS Investment Bank

Co-Managers
Barclays Capital	Deutsche Bank Securities	Wells Fargo Securities

August 11, 2010